As filed with the Securities and Exchange Commission on March 17, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

StoneMor Partners L.P.*

Cornerstone Family Services of West Virginia Subsidiary, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0103159
West Virginia	20-1010994
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

(215) 826-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence Miller

President and Chief Executive Officer

StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

(215) 826-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brenda Lenahan

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

(212) 237-0000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering Price(1)	Amount of registration Fee(2)
Common units
Other classes of units
Debt securities (3)
Guarantees of debt securities (3)
7 7⁄8% senior notes due 2021(3)
Guarantees of 7 7⁄8% senior notes due 2021(3)
Total

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of the entire registration fee.
(3)	The 7 7⁄8% senior notes due 2021 will be guaranteed by certain of the subsidiaries of StoneMor Partners L.P. If any other series of debt securities is guaranteed, such series may be guaranteed by one or more of the subsidiaries of StoneMor Partners L.P. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered.
*	Includes certain subsidiaries of StoneMor Partners L.P. identified on the following page that may guarantee the debt securities and/or the 7 7⁄8% senior notes due 2021

TABLE OF ADDITIONAL REGISTRANTS(1)

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
StoneMor Alabama LLC	Alabama	72-1602507
StoneMor Alabama Subsidiary, Inc.	Alabama	72-1602509
The Valhalla Cemetery Company LLC	Alabama	63-0216030
The Valhalla Cemetery Subsidiary Corporation	Alabama	20-1027540
StoneMor Arkansas Subsidiary LLC	Arkansas	26-1299843
StoneMor California, Inc.	California	22-2598658
StoneMor California Subsidiary, Inc.	California	26-0047038
Sierra View Memorial Park	California	55-0789275
StoneMor Colorado LLC	Colorado	23-3091746
StoneMor Colorado Subsidiary LLC	Colorado	56-2287191
Willowbrook Management Corp.	Connecticut	23-2653124
Cemetery Management Services, L.L.C.	Delaware	80-0103159
Cornerstone Trust Management Services LLC	Delaware	76-0763751
Cemetery Management Services of Ohio, L.L.C.	Delaware	26-1284401
Plymouth Warehouse Facilities LLC	Delaware	45-5412411
Cornerstone Family Insurance Services, Inc.	Delaware	58-2590484
Cornerstone Funeral and Cremation Services LLC	Delaware	20-1633468
Glen Haven Memorial Park LLC	Delaware	51-0548419
Henlopen Memorial Park LLC	Delaware	51-0548421
Henlopen Memorial Park Subsidiary LLC	Delaware	26-2763626
Lorraine Park Cemetery LLC	Delaware	26-1344810
Osiris Holding Finance Company	Delaware	26-1344834
Osiris Holding of Maryland LLC	Delaware	86-1170642
Perpetual Gardens.Com, Inc.	Delaware	86-1170645
StoneMor Operating LLC	Delaware	56-2661323
WNCI LLC	Delaware	35-1734051
StoneMor Florida Subsidiary LLC	Florida	35-1650612
StoneMor Florida LLC	Florida	35-1003831
Lakewood Memory Gardens South LLC	Georgia	38-3732170
Lakewood Memory Gardens South Subsidiary, Inc.	Georgia	61-1498118
StoneMor Georgia LLC	Georgia	52-0497840
StoneMor Georgia Subsidiary, Inc.	Georgia	76-0763759
StoneMor Hawaiian Joint Venture Group LLC	Hawaii	20-0872273
StoneMor Hawaii LLC	Hawaii	20-0872608
StoneMor Hawaii Subsidiary, Inc.	Hawaii	76-0763746
StoneMor Illinois LLC	Illinois	76-0763753
StoneMor Illinois Subsidiary LLC	Illinois	20-0872493
Bronswood Cemetery, Inc.	Illinois	20-0872430
StoneMor Indiana LLC	Indiana	45-2846235
StoneMor Indiana Subsidiary LLC	Indiana	45-2846309
Chapel Hill Funeral Home, Inc.	Indiana	61-1498134
Covington Memorial Funeral Home, Inc.	Indiana	61-1498131
Covington Memorial Gardens, Inc.	Indiana	21-0396590
Forest Lawn Memorial Chapel, Inc.	Indiana	21-0406840
Forest Lawn Memory Gardens, Inc.	Indiana	22-0771100
StoneMor Iowa LLC	Iowa	22-3278549
StoneMor Iowa Subsidiary LLC	Iowa	23-3482788
StoneMor Kansas LLC	Kansas	77-0640604
StoneMor Kansas Subsidiary LLC	Kansas	20-1002754
StoneMor Kentucky LLC	Kentucky	34-0395730

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
StoneMor Kentucky Subsidiary LLC	Kentucky	34-0897722
Cedar Hill Funeral Home, Inc.	Maryland	61-1498130
Columbia Memorial Park LLC	Maryland	61-1498125
Columbia Memorial Park Subsidiary, Inc.	Maryland	55-0878663
Glen Haven Memorial Park Subsidiary, Inc.	Maryland	51-0518668
Lorraine Park Cemetery Subsidiary, Inc.	Maryland	25-1646241
Modern Park Development LLC	Maryland	55-0878634
Modern Park Development Subsidiary, Inc.	Maryland	55-0878631
Osiris Holding of Maryland Subsidiary, Inc.	Maryland	23-2952494
Springhill Memory Gardens LLC	Maryland	26-0388578
Springhill Memory Gardens Subsidiary, Inc.	Maryland	55-0878660
Sunset Memorial Park LLC	Maryland	51-0518664
Sunset Memorial Park Subsidiary, Inc.	Maryland	55-0878637
Wicomico Memorial Parks LLC	Maryland	23-0899160
Wicomico Memorial Parks Subsidiary, Inc.	Maryland	01-0861526
W N C Subsidiary, Inc.	Maryland	55-0878629
StoneMor Michigan LLC	Michigan	23-1543090
StoneMor Michigan Subsidiary LLC	Michigan	23-1322135
Chapel Hill Associates, Inc.	Michigan	66-0703132
StoneMor Mississippi LLC	Mississippi	26-1344744
StoneMor Mississippi Subsidiary LLC	Mississippi	62-1840058
StoneMor Missouri LLC	Missouri	20-0731317
StoneMor Missouri Subsidiary LLC	Missouri	54-1796637
Arlington Development Company	New Jersey	54-0141255
Cornerstone Family Services of New Jersey, Inc.	New Jersey	20-0750551
Legacy Estates, Inc.	New Jersey	54-1339659
Osiris Management, Inc.	New Jersey	20-0731545
Osiris Telemarketing Corp.	New York	20-0731513
StoneMor North Carolina LLC	North Carolina	54-1804348
StoneMor North Carolina Funeral Services, Inc.	North Carolina	20-0769959
StoneMor North Carolina Subsidiary LLC	North Carolina	54-0458328
StoneMor Ohio LLC	Ohio	20-0750525
StoneMor Ohio Subsidiary, Inc.	Ohio	54-0801067
StoneMor Oklahoma LLC	Oklahoma	20-0729541
StoneMor Oklahoma Subsidiary LLC	Oklahoma	54-0576837
StoneMor Oregon LLC	Oregon	20-1010994
StoneMor Oregon Subsidiary LLC	Oregon	61-1498125
CMS West LLC	Pennsylvania	55-0878663
CMS West Subsidiary LLC	Pennsylvania	51-0518668
Eloise B. Kyper Funeral Home, Inc.	Pennsylvania	25-1646241
StoneMor Pennsylvania LLC	Pennsylvania	55-0878634
Juniata Memorial Park LLC	Pennsylvania	55-0878631
Laurelwood Holding Company	Pennsylvania	23-2952494
StoneMor Cemetery Products LLC	Pennsylvania	26-0388578
Osiris Holding of Pennsylvania LLC	Pennsylvania	55-0878660
StoneMor Pennsylvania Subsidiary LLC	Pennsylvania	51-0518664
Rolling Green Memorial Park LLC	Pennsylvania	55-0878637
Stephen R. Haky Funeral Home, Inc.	Pennsylvania	23-0899160
StoneMor Holding of Pennsylvania LLC	Pennsylvania	01-0861526
Tioga County Memorial Gardens LLC	Pennsylvania	55-0878629
Woodlawn Memorial Park Subsidiary LLC	Pennsylvania	26-0401167
Forest Lawn Gardens, Inc.	Pennsylvania	25-1286252

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Kirk & Nice, Inc.	Pennsylvania	23-1543090
Kirk & Nice Suburban Chapel, Inc.	Pennsylvania	23-1322135
Osiris Holding of Rhode Island LLC	Rhode Island	55-0883441
Osiris Holding of Rhode Island Subsidiary, Inc.	Rhode Island	20-1614798
StoneMor Puerto Rico LLC	Puerto Rico	66-0703132
StoneMor Puerto Rico Subsidiary LLC	Puerto Rico	66-0703136
StoneMor Puerto Rico Cemetery and Funeral, Inc.	Puerto Rico	66-0502561
StoneMor South Carolina LLC	South Carolina	26-1344723
StoneMor South Carolina Subsidiary LLC	South Carolina	26-1344744
Lakewood/Hamilton Cemetery LLC	Tennessee	62-1840058
Lakewood/Hamilton Cemetery Subsidiary, Inc.	Tennessee	20-1614748
StoneMor Tennessee Subsidiary, Inc.	Tennessee	26-1284668
Alleghany Memorial Park LLC	Virginia	54-1005829
Alleghany Memorial Park Subsidiary, Inc.	Virginia	20-0731317
Altavista Memorial Park LLC	Virginia	54-1796637
Altavista Memorial Park Subsidiary, Inc.	Virginia	20-0149966
Augusta Memorial Park Perpetual Care Company	Virginia	57-1142047
Birchlawn Burial Park LLC	Virginia	54-0141255
Birchlawn Burial Park Subsidiary, Inc.	Virginia	20-0750450
Cemetery Investments LLC	Virginia	54-1504298
Cemetery Investments Subsidiary, Inc.	Virginia	20-0750481
Covenant Acquisition LLC	Virginia	54-1901020
Covenant Acquisition Subsidiary, Inc.	Virginia	20-0750502
Henry Memorial Park LLC	Virginia	54-1796636
Henry Memorial Park Subsidiary, Inc.	Virginia	20-0750551
KIRIS LLC	Virginia	54-1339659
KIRIS Subsidiary, Inc.	Virginia	26-0388858
Laurel Hill Memorial Park LLC	Virginia	54-1022407
Laurel Hill Memorial Park Subsidiary, Inc.	Virginia	20-0731545
Loewen [Virginia] LLC	Virginia	54-0630417
Loewen [Virginia] Subsidiary, Inc.	Virginia	20-0770030
Oak Hill Cemetery LLC	Virginia	54-1437357
Oak Hill Cemetery Subsidiary, Inc.	Virginia	20-0731513
PVD Acquisitions LLC	Virginia	54-1812287
PVD Acquisitions Subsidiary, Inc.	Virginia	20-0731446
Rockbridge Memorial Gardens LLC	Virginia	54-1804348
Rockbridge Memorial Gardens Subsidiary Company	Virginia	20-0769959
Rose Lawn Cemeteries LLC	Virginia	54-0458328
Rose Lawn Cemeteries Subsidiary, Incorporated	Virginia	20-0750570
Roselawn Development LLC	Virginia	54-0363753
Roselawn Development Subsidiary Corporation	Virginia	20-0750525
Russell Memorial Cemetery LLC	Virginia	54-0801067
Russell Memorial Cemetery Subsidiary, Inc.	Virginia	20-0769928
Shenandoah Memorial Park LLC	Virginia	54-0619588
Shenandoah Memorial Park Subsidiary, Inc.	Virginia	20-0749844
Southern Memorial Sales LLC	Virginia	54-1166384
Southern Memorial Sales Subsidiary, Inc.	Virginia	20-0731388
Star City Memorial Sales LLC	Virginia	54-1188378
Star City Memorial Sales Subsidiary, Inc.	Virginia	20-0749800
Stitham LLC	Virginia	52-1522627
Stitham Subsidiary, Incorporated	Virginia	20-0770001
Sunset Memorial Gardens LLC	Virginia	35-1649893

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Sunset Memorial Gardens Subsidiary, Inc.	Virginia	20-0749913
Temple Hill LLC	Virginia	54-1036810
Temple Hill Subsidiary Corporation	Virginia	20-0769982
Virginia Memorial Service LLC	Virginia	54-0722366
Virginia Memorial Service Subsidiary Corporation	Virginia	20-0729541
Prince George Cemetery Corporation	Virginia	54-0576837
StoneMor Washington, Inc.	Washington	20-5455426
StoneMor Washington Subsidiary LLC	Washington	11-3788634
Cornerstone Family Services of West Virginia LLC	West Virginia	80-0112461

(1)	The address for each additional registrant is 3600 Horizon Boulevard, Trevose, Pennsylvania 19053, and the telephone number for each additional registrant is (215) 826-2800.

EXPLANATORY NOTE

This Registration Statement contains two separate forms of prospectuses, the first to be used in connection with offerings of our common units, other classes of units and debt securities and the second to be used in connection with offerings of our 7 7⁄8% senior notes due 2021.

PROSPECTUS

STONEMOR PARTNERS L.P.

Common Units

Other Classes of Units

STONEMOR PARTNERS L.P.

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

Debt Securities

Guarantees of Debt Securities

We may offer, from time to time, in one or more series, the following securities under this prospectus:

•	Common units representing limited partner interests in StoneMor Partners L.P. (“StoneMor Partners”);

•	Other classes of units representing limited partner interests in StoneMor Partners; and

•	Debt securities, which may be senior debt securities or subordinated debt securities.

Cornerstone Family Services of West Virginia Subsidiary, Inc. (“CFS West Virginia”) may act as co-issuer of the debt securities. If a series of debt securities is guaranteed, such series may be guaranteed by one or more of the subsidiaries of StoneMor Partners.

We may offer and sell these securities through one or more underwriters, dealers or agents or directly to one or more purchasers. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

Our common units are traded on the New York Stock Exchange (“NYSE”) under the symbol “STON.” We will provide information in the prospectus supplement for the trading market, if any, for any other securities we may offer.

Investing in our securities involves risks, including those associated with the inherent differences between limited partnerships and corporations. You should carefully consider the risks relating to investing in our securities and each of the risk factors described under “Risk Factors” beginning on page 7 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference herein and therein before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2016.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we and CFS West Virginia have filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the securities described in this prospectus in one or more offerings. Each time we offer securities under this prospectus, we will provide you with this prospectus and a prospectus supplement that will contain specific information about the terms of the offering and the securities being offered. This prospectus does not contain all of the information included in the registration statement of which this prospectus is a part. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may include additional risk factors or other special considerations applicable to those securities and may also add, update or change information in this prospectus. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. You are urged to read this prospectus and any prospectus supplements relating to the securities offered to you, together with the additional information described under the heading “Where You Can Find More Information,” before investing in our securities.

Throughout this prospectus, when we use the terms “we,” “us,” “our” and “StoneMor Partners L.P.” we are referring either to StoneMor Partners L.P., itself, or to StoneMor Partners L.P. and its operating subsidiaries collectively, as the context requires. References in this prospectus to our “operating company” are to StoneMor Operating LLC. References to our “general partner” are to StoneMor GP LLC, which manages our operations and activities.

1

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports with and furnish other information to the SEC. You may read and copy any document filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. Our SEC filings are also available at the SEC’s website at http://www.sec.gov. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except, for any information superseded by information expressly contained in this prospectus or a prospectus supplement, and the information we file later with the SEC will automatically update and supersede information in this prospectus and information previously filed with the SEC.

We incorporate by reference in this prospectus the documents listed below:

•	our 2015 Annual Report on Form 10-K, filed on February 29, 2016; and

•	the description of the common units contained in the Registration Statement on Form 8-A, initially filed on August 23, 2004, and any subsequent amendment thereto filed for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings made by StoneMor Partners L.P. with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following:

StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

(215) 826-2800

Attention: Investor Relations

We also make available free of charge on our internet website at http://www.stonemor.com our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and Section 16 reports, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided, as well as certain information in our filings with the SEC incorporated by reference in this prospectus, are forward-looking statements.

Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements.

These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied. Our major risk is related to uncertainties associated with the cash flow from our pre-need and at-need sales, our trusts, and financings, which may impact our ability to meet our financial projections, our ability to service our debt and our ability to pay distributions to our unitholders.

Our additional risks and uncertainties include, but are not limited to, the following:

•	uncertainties associated with future revenue and revenue growth;

•	uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions;

•	our ability to complete and fund additional acquisitions;

•	the effect of economic downturns;

•	the impact of our significant leverage on our operating plans;

•	the decline in the fair value of certain equity and debt securities held in our trusts;

•	our ability to attract, train and retain an adequate number of sales people;

•	uncertainties associated with the volume and timing of pre-need sales of cemetery services and products;

•	increased use of cremation;

•	changes in the death rate;

•	changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies;

•	our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging;

•	our ability to successfully compete in the cemetery and funeral home industry;

•	litigation or legal proceedings that could expose us to significant liabilities and damage our reputation;

•	the effects of cybersecurity attacks due to our significant reliance on information technology;

•	uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and

•	various other uncertainties associated with the death care industry and our operations in particular.

Forward-looking statements contained or incorporated by reference in this prospectus present our views only as of the date of the applicable document containing such forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in

3

“Risk Factors” and other sections in this prospectus and any prospectus supplement and in our SEC filings that are incorporated by reference herein and therein. See “Where You Can Find More Information.” Except as required by federal and state securities laws, we assume no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

4

ABOUT STONEMOR PARTNERS L.P.

We are currently the second largest owner and operator of cemeteries and funeral homes in the United States. As of December 31, 2015, we operated 307 cemeteries in 27 states and Puerto Rico. We own 276 of these cemeteries and we manage or operate the remaining 31 under lease, management or operating agreements with the nonprofit cemetery companies that own the cemeteries. As of December 31, 2015, we also owned and operated 105 funeral homes in 19 states and Puerto Rico. Forty-seven of these funeral homes are located on the grounds of the cemeteries that we own.

The cemetery products and services that we sell include the following:

Interment Rights	Merchandise	Services
• burial lots • lawn crypts • mausoleum crypts • cremation niches • perpetual care rights	• burial vaults • caskets • grave markers and grave marker bases • memorials	• installation of burial vaults • installation of caskets • installation of other cemetery merchandise • other service items

We sell cemetery products and services both at the time of death, which we refer to as at-need, and prior to the time of death, which we refer to as pre-need. Our sales of real property, including burial lots (with and without installed vaults), lawn and mausoleum crypts and cremation niches, generate qualifying income sufficient for us to be treated as a partnership for federal income tax purposes.

Our primary funeral home products are caskets and related items. Our funeral home services include consultation, the removal and preparation of remains, and the use of funeral home facilities for visitation and prayer services. Our funeral home operations are conducted through various wholly-owned subsidiaries that are treated as corporations for U.S. federal income tax purposes.

We maintain an Internet website at http://www.stonemor.com, which contains information about us. The information on this website is not, and should not be considered, part of this prospectus and it is not incorporated by reference into this prospectus.

Our principal executive offices are located at 3600 Horizon Boulevard, Trevose, Pennsylvania 19053, and our phone number is (215) 826-2800.

STRUCTURE AND MANAGEMENT

Our operations are conducted through, and our operating assets are owned by, our direct and indirect subsidiaries. We have one direct subsidiary, StoneMor Operating LLC, a limited liability company that directly or indirectly owns equity interests in all of our subsidiary operating companies and which is sometimes referred to in this prospectus as the “operating company.”

CFS West Virginia is a wholly owned subsidiary of StoneMor Partners. CFS West Virginia owns and operates certain of our cemeteries.

Our general partner, StoneMor GP LLC, manages our operations and activities. Our general partner does not receive any management fee or other compensation in connection with its management of our business, but is reimbursed for expenses that it incurs on our behalf and holds incentive distribution rights in us. Certain current directors, affiliates of certain directors and current and former officers of our general partner hold indirect interests in our general partner.

5

The following diagram depicts our simplified organizational structure and ownership as of March 10, 2016:

6

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, each of which is incorporated herein by reference and those risk factors that may be included in the applicable prospectus supplement together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. In that case, we may be unable to service our debt or pay distributions to our unitholders, the trading price of our securities could decline and you could lose all or part of your investment.

7

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general partnership purposes, which may include, among other things, funding acquisitions of assets or businesses, working capital, capital expenditures and the repayment or refinancing of all or a portion of our debt. The actual application of proceeds we receive from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

8

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis.

	Year Ended December 31,
	2011		2012		2013		2014		2015
Ratio of earnings to fixed charges	—	(a)	—	(b)	—	(c)	—	(d)	—	(e)

(a)	Earnings were inadequate to cover fixed charges by $13.7 million for the year ended December 31, 2011.
(b)	Earnings were inadequate to cover fixed charges by $4.8 million for the year ended December 31, 2012.
(c)	Earnings were inadequate to cover fixed charges by $21.3 million for the year ended December 31, 2013.
(d)	Earnings were inadequate to cover fixed charges by $6.9 million for the year ended December 31, 2014.
(e)	Earnings were inadequate to cover fixed charges by $23.1 million for the year ended December 31, 2015.

9

DESCRIPTION OF THE COMMON UNITS

The holders of our common units are entitled to participate in partnership distributions and exercise the rights or privileges available to limited partners under our partnership agreement. As of March 10, 2016, we had 32,663,069 outstanding common units, representing a 98.79% limited partner interest, a 1.21% general partner interest and incentive distribution rights.

The following is a summary of certain provisions of our partnership agreement. A copy of our partnership agreement is included in our other SEC filings and incorporated by reference in this prospectus.

Issuance of Additional Units

Our partnership agreement authorizes us to issue an unlimited number of additional common units and other equity securities for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

We may issue an unlimited number of common units without the approval of the unitholders as follows:

•	in connection with an acquisition or an expansion capital improvement that increases cash flow from operations per unit on an estimated pro forma basis;

•	if the proceeds of the issuance are used to repay indebtedness, the cost of which to service is greater than the distribution obligations associated with the units issued in connection with its retirement;

•	the redemption of common units or other equity interests of equal rank with the common units from the net proceeds of an issuance of common units or parity units, but only if the redemption price equals the net proceeds per unit, before expenses, to us;

•	upon conversion of units of equal rank with the common units into common units under some circumstances;

•	in the event of a combination or subdivision of common units;

•	under employee benefit plans; or

•	upon conversion of the general partner interest and incentive distribution rights as a result of a withdrawal of our general partner.

It is possible that we will fund acquisitions through the issuance of additional common units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets. In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, as determined by our general partner, may have special voting rights to which the common units are not entitled.

Upon issuance of additional partnership securities, our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its current general partner interest in us. The general partner’s 1.21% interest in our distributions may be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 1.21% general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership securities.

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Limited Liability

Participation in the Control of Our Partnership

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act, or the Delaware Act, and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right or exercise of the right by the limited partners as a group:

•	to remove or replace the general partner,

•	to approve some amendments to our partnership agreement, or

•	to take other action under our partnership agreement

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under Delaware law to the same extent as our general partner. This liability would extend to persons who transact business with us and who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we have found no precedent for this type of claim in Delaware case law.

Unlawful Partnership Distributions

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except the assignee is not obligated for liabilities that are unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

Failure to Comply with the Limited Liability Provisions of Jurisdictions in Which We Do Business

Our subsidiaries conduct business in 28 states and Puerto Rico and may conduct business in other states in the future. Maintenance of our limited liability, as the sole member of the operating company, may require compliance with legal requirements in the jurisdictions in which the operating company and/or our subsidiaries conduct business. Limitations on the liability of members for the obligations of a limited liability company have not been clearly established in many jurisdictions. If it were determined that we were, by virtue of our member interest in the operating company or otherwise, conducting business in any state without compliance with the applicable limited partnership, limited liability company or corporation statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the laws of that jurisdiction to the same extent as the general partner under the circumstances. We will operate in a manner determined by our general partner to be necessary or appropriate to preserve the limited liability of the limited partners.

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Voting Rights

Certain actions require the approval of the holders of a majority of our common units. The actions that require the approval of a unit majority include:

•	certain amendments to our partnership agreement;

•	the merger of our partnership or the sale of all or substantially all of our assets;

•	amendments to the limited liability company agreement of our operating company and other actions taken as sole member of our limited liability company if such amendment or other action would adversely affect our limited partners or any particular class of our limited partners in any material respect; and

•	the dissolution of our partnership and the reconstitution of our partnership upon dissolution.

In addition:

•	the removal of our general partner requires not less than 66 2/3% of the outstanding units, including units held by our general partner and its affiliates;

Limited Call Right

If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, but not the obligation, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days’ notice. The purchase price in the event of this purchase is the greater of:

•	the highest cash price paid by either of our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the current market price as of the date three days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price.

The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. See “Material U.S. Federal Income Tax Consequences—Disposition of Common Units.”

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders or assignees who are record holders of units on the record date are entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a substituted limited partner, shall be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our general partner on behalf of non-citizen assignees, our general partner shall distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units as would be necessary to authorize or take that action at a meeting. Meetings of the

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unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum shall be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in our partnership, although additional limited partner interests having special voting rights could be issued. However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates or a person or group who acquires the units with the prior approval of the board of directors, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, the person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of our tax returns;

•	information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each partner became a partner;

•	copies of our partnership agreement, the certificate of limited partnership of the partnership, related amendments and powers of attorney under which they have been executed;

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•	information regarding the status of our business and financial condition; and

•	any other information regarding our affairs as is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Listing

Our common units are traded on the New York Stock Exchange under the symbol “STON.”

Transfer Agent and Registrar Duties

American Stock Transfer and Trust Company, LLC serves as registrar and transfer agent for the common units. We will pay all fees charged by the transfer agent for transfers of common units except the following fees that will be paid by unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges,

•	special charges for services requested by a holder of a common unit, and

•	other similar fees or charges.

There will be no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and accepted the appointment within 30 days after notice of the resignation or removal, our general partner is authorized to act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

Any transfer of a common unit will not be recorded by the transfer agent or recognized by us unless the transferee executes and delivers a transfer application. By executing and delivering a transfer application, the transferee of common units:

•	becomes the record holder of the common units and is an assignee until admitted into our partnership as a substituted limited partner;

•	automatically requests admission as a substituted limited partner in our partnership;

•	agrees to be bound by the terms and conditions of, and executes, our partnership agreement;

•	represents that the transferee has the capacity, power and authority to enter into our partnership agreement;

•	grants powers of attorney to officers of the general partner and any liquidator of our partnership as specified in our partnership agreement; and

•	gives the consents and approvals contained in the partnership agreement.

An assignee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. The general partner will cause any

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unrecorded transfer for which a completed and duly executed transfer application has been received to be recorded on our books and records no less frequently than quarterly.

A transferee’s broker, agent or nominee may complete, execute and deliver a transfer application. We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holders’ rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner in our partnership for the transferred common units. A purchaser or transferee of common units who does not execute and deliver a transfer application obtains only:

•	the right to assign the common unit to a purchaser or other transferee; and

•	the right to transfer the right to seek admission as a substituted limited partner in our partnership for the transferred common units.

Thus, a purchaser or transferee of common units who does not execute and deliver a transfer application:

•	will not receive cash distributions or federal income tax allocations, unless the common units are held in a nominee or “street name” account and the nominee or broker has executed and delivered a transfer application and certification with respect to itself and any beneficial holders; and

•	may not receive some federal income tax information or reports furnished to record holders of common units.

The transferor of common units will have a duty to provide the transferee with all information that may be necessary to transfer the common units. The transferor will not have a duty to insure the execution of the transfer application and certification by the transferee and will have no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application and certification to the transfer agent.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

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CASH DISTRIBUTION POLICY

Quarterly Distributions of Available Cash

General

Within 45 days after the end of each quarter, we will distribute all of our available cash to unitholders of record on the applicable record date.

Available cash for any quarter consists of cash on hand at the end of that quarter, plus cash on hand from working capital borrowings made after the end of the quarter but before the date of determination of available cash for the quarter, less cash reserves. Cash and other investments held in merchandise trusts and perpetual care trusts are not treated as available cash until they are distributed to us.

We are prohibited from making any distributions to unitholders if the distributions would cause an event of default, or if an event of default is existing, under our debt agreements.

General Partner Interest and Incentive Distribution Rights

As of March 10, 2016, our general partner is entitled to 1.21% of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its current general partner interest. The general partner’s 1.21% interest in these distributions may be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 1.21% general partner interest.

Our general partner also currently holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of 49.21%, of the cash we distribute from operating surplus in excess of $0.5125 per unit. The maximum distribution of 49.21% includes distributions paid to the general partner on its 1.21% general partner interest, and assumes that the general partner maintains its general partner interest at 1.21%, but does not include any distributions that the general partner may receive on units that it owns.

Distributions to American Cemeteries Infrastructure Investors, LLC

On May 21, 2014, we sold to American Cemeteries Infrastructure Investors, LLC, a Delaware limited liability company, or ACII, 2,255,947 common units at an aggregate purchase price of $55.0 million pursuant to a common unit purchase agreement we entered into with ACII. Pursuant to the common unit purchase agreement, commencing with the quarter ending June 30, 2014, ACII became entitled to receive distributions equal to those paid on the common units generally. Through the quarterly distribution payable for the quarter ending June 30, 2018, we may pay such distributions in cash, common units issued to ACII in lieu of cash distributions, or a combination of cash and common units, as determined by us in our sole discretion. If we elect to pay distributions through the issuance of common units, the number of common units to be issued in connection with a quarterly distribution will be the quotient of (A) the amount of the quarterly distribution paid on the outstanding common units by (B) the volume-weighted average price of the common units for the thirty (30) trading days immediately preceding the date we declare a quarterly distribution with respect to the common units.

Operating Surplus and Capital Surplus

General

All cash distributed to unitholders is characterized as either “operating surplus” or “capital surplus.” We distribute available cash from operating surplus differently than available cash from capital surplus. We treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus.

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Operating Surplus

Operating surplus consists of:

•	our cash balance on September 20, 2004; plus

•	$5.0 million (as described below); plus

•	cash receipts from our operations, including cash withdrawn from merchandise and perpetual care trusts; plus

•	working capital borrowings made after the end of a quarter but before the date of determination of operating surplus for that quarter; less

•	operating expenditures, including cash deposited in merchandise and perpetual care trusts, maintenance capital expenditures and the repayment of working capital borrowings; less

•	the amount of cash reserves for future operating expenditures and maintenance capital expenditures.

As reflected above, operating surplus includes $5.0 million in addition to our cash balance on September 20, 2004, cash receipts from our operations and cash from working capital borrowings. This amount does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to $5.0 million of cash we receive in the future from non-operating sources, such as asset sales outside the ordinary course of business, sales of our equity and debt securities, and long-term borrowings, that would otherwise be distributed as capital surplus.

As described above, operating surplus is reduced by the amount of our maintenance capital expenditures but not our expansion capital expenditures. For our purposes, maintenance capital expenditures are those capital expenditures required to maintain, over the long term, the operating capacity of our capital assets, and expansion capital expenditures are those capital expenditures that increase, over the long term, the operating capacity of our capital assets.

Examples of maintenance capital expenditures include costs to build roads and install sprinkler systems on our cemetery properties and purchases of equipment for those purposes and, in most instances, costs to develop new areas of our cemeteries. Examples of expansion capital expenditures include costs to identify and complete acquisitions of new cemeteries and funeral homes and to construct new funeral homes. Costs to construct mausoleum crypts and lawn crypts may be considered to be a combination of maintenance capital expenditures and expansion capital expenditures. Our general partner, with the concurrence of its conflicts committee, may allocate capital expenditures between maintenance capital expenditures and expansion capital expenditures and may determine the period over which maintenance capital expenditures will be subtracted from operating surplus.

As described above, operating surplus is reduced by the amount of our operating expenditures. Our partnership agreement specifically excludes certain items from the definition of operating expenditures, such as cash expenditures made for acquisitions or capital improvements, including, without limitation, all cash expenditures, whether or not expensed or capitalized for tax or accounting purposes, incurred during the first four years following an acquisition in order to bring the operating capacity of the acquisition to the level expected to be achieved in the projections forming the basis on which our general partner approved the acquisition. Examples of such cash expenditures include certain maintenance capital expenditures and cash expenditures that we believe are necessary to develop the pre-need sales programs of businesses or assets we acquire. Where cash expenditures are made in part for acquisitions or capital improvements and in part for other purposes, our general partner, with the concurrence of our conflicts committee, will determine the allocation between the amounts paid for each and the period over which cash expenditures made for other purposes will be subtracted from operating surplus.

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Capital Surplus

Capital surplus consists of:

•	borrowings other than working capital borrowings;

•	sales of our equity and debt securities; and

•	sales or other dispositions of assets for cash (other than sales or other dispositions of excess cemetery property up to an aggregate amount in any four-quarter period calculated pursuant to our partnership agreement; sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business; and sales or other dispositions of assets as a part of normal retirements or replacements).

The exception for sales of excess cemetery property in any four-quarter period generally is calculated by multiplying $1.0 million by a fraction, the numerator of which is the number of cemeteries and funeral homes owned and operated by us on the last day of the quarter in which the sale occurs and the denominator of which is 139.

Distributions of Available Cash from Operating Surplus

The following table illustrates the priority of distributions of available cash from operating surplus between the unitholders and our general partner. The amounts set forth in the table in the column titled “Marginal Percentage Interest in Distributions” are the percentage interests of our general partner and the unitholders in any available cash from operating surplus we distribute up to and including the corresponding amount in the column titled “Total Quarterly Distribution Target Amount per Common Unit,” until the available cash from operating surplus that we distribute reaches the next target distribution level, if any. The percentage interests shown for our general partner include its 1.21% general partner interest and assume the general partner has contributed any additional capital required to maintain its 1.21% general partner interest and has not transferred the incentive distribution rights.

	Total Quarterly Distribution Target Amount per Common Unit	Marginal Percentage Interest in Distributions
		Common Unitholders	General Partner (including IDRs)
First Target Distribution	up to $0.5125	98.79%	1.21%
Second Target Distribution	above $0.5125 up to $0.5875	85.79%	14.21%
Third Target Distribution	above $0.5875 up to $0.7125	75.79%	24.21%
Thereafter	above $0.7125	50.79%	49.21%

Distributions of Available Cash from Capital Surplus

We do not currently expect to make any distributions of available cash from capital surplus. However, to the extent that we make any distributions of available cash from capital surplus, they will be made in the following manner:

•	first, 98.79% to all common unitholders, pro rata, and 1.21% to our general partner, until we have distributed for each common unit an amount of available cash from capital surplus equal to the initial public offering price;

•	thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

The partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital. The initial public offering price less any distributions

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of capital surplus per unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the first target distribution, after any of these distributions are made, it may be easier for the general partner to receive incentive distributions.

If we distribute capital surplus on a unit in an amount equal to the initial unit price and have paid all arrearages on the common units, the target distribution levels will be reduced to zero. Once the target distribution levels are reduced to zero, all subsequent distributions will be from operating surplus, with 50.79% being paid to the holders of units and 49.21% to our general partner.

Adjustment of Target Distribution Levels

In addition to adjusting the target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

•	the target distribution levels; and

•	the unrecovered initial unit price.

For example, if a two-for-one split of the common units should occur, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted in a manner that causes us to become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the target distribution levels for each quarter by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus our general partner’s estimate of our aggregate liability for the income taxes payable by reason of that legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and our general partner, in accordance with their respective capital account balances, as adjusted to reflect any taxable gain or loss upon the sale or other disposition of our assets in liquidation.

The allocations of taxable gain upon liquidation are intended, to the extent possible, to allow the holders of common units to receive proceeds equal to their unrecovered initial unit price for the quarter during which liquidation occurs prior to any allocation of gain to the common units. There may not be sufficient taxable gain upon our liquidation to enable the holders of common units to fully recover all of these amounts. Any additional taxable gain will be allocated in a manner intended to allow our general partner to receive proceeds in respect of its incentive distribution rights.

If there are losses upon liquidation, they will first be allocated to the general partner and then to the common units and the general partner interest until the capital accounts of the common units have been reduced to zero. Any remaining loss will be allocated to the general partner interest.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be:

•	our direct general obligations;

•	either senior debt securities or subordinated debt securities; and

•	issued under separate indentures among StoneMor Partners, CFS West Virginia, if it is a co-issuer of the debt securities, any subsidiary guarantors, and a trustee.

StoneMor Partners may issue debt securities in one or more series, and CFS West Virginia may be a co-issuer of one or more series of debt securities. CFS West Virginia was incorporated under the laws of the State of West Virginia on April 13, 2004, is wholly owned by StoneMor Partners. When used in this section “Description of Debt Securities,” the terms “we,” “us,” “our,” and “issuers” refer jointly to StoneMor Partners L.P. and Cornerstone Family Services of West Virginia Subsidiary, Inc., and the terms “StoneMor Partners L.P.” and “CFS West Virginia” refer strictly to StoneMor Partners L.P. and Cornerstone Family Services of West Virginia Subsidiary, Inc., respectively.

If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls the rights of holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether CFS West Virginia will be a co-issuer of the debt securities;

•	the guarantors of the debt securities, if any;

•	whether the debt securities are senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the denominations in which the debt securities are issuable, if other than $1,000 and any integral multiple thereof;

•	whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the prices at which we will issue the debt securities;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

•	the date or dates on which the principal of or premium, if any, on the debt securities will be payable;

•	the interest rate, if any, that the debt securities will bear and the interest payment dates for the debt securities;

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•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the debt securities;

•	any changes to or additional events of default or covenants; and

•	any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Guarantees

If specified in the prospectus supplement respecting a series of debt securities, the subsidiaries of StoneMor Partners L.P. specified in the prospectus supplement will unconditionally guarantee to each holder and the trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same become due and payable, whether at stated maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. The guarantees will be general obligations of the guarantors. The prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

The guarantees will be general obligations of the guarantors. Guarantees of subordinated debt securities will be subordinated to the Senior Indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the Senior Indebtedness of StoneMor Partners L.P.

Consolidation, Merger or Asset Sale

Each indenture will, in general, allow each issuer to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer’s responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the issuer’s covenants in the indenture.

However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer, or other disposition of all or substantially all of an issuer’s assets, including:

•	the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia;

•	the remaining or acquiring entity must assume the issuer’s obligations under the indenture;

•	immediately after giving effect to the transaction, no Default or Event of Default (as defined under “—Events of Default and Remedies”) may exist; and

•	if the series of debt securities are guaranteed and if the issuer is not the remaining or acquiring entity, then each subsidiary guarantor, unless it is the remaining or acquiring entity, must confirm that its guarantee will continue to apply to the obligations under the debt securities and the indenture.

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The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the issuer will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of StoneMor Partners L.P. or our general partner or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of StoneMor Partners L.P. or our general partner.

Modification of Indentures

We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the indenture or waiver may:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment, supplement, or waiver;

•	reduce the principal of or extend the fixed maturity of any debt security;

•	reduce the premium payable upon redemption or change the time of redemption of the debt securities;

•	reduce the rate of or extend the time for payment of interest on any debt security;

•	waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the debt securities or a Default or an Event of Default in respect of a provision that cannot be amended without the consent of each affected holder;

•	except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;

•	make any debt security payable in currency other than that stated in the debt security;

•	impair the right of any holder to receive payment of premium, if any, principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•	in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

•	make any change in the provisions of the indenture relating to waivers of past Defaults or Events of Default;

•	except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or modify any guarantee in any manner adverse to the holders; or

•	make any change in the preceding amendment, supplement, and waiver provisions (except to increase any percentage set forth therein).

We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

•	to provide for the assumption of an issuer’s or guarantor’s obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer’s or guarantor’s assets;

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•	to add any additional covenants and related Events of Default;

•	to cure any ambiguity, defect, or inconsistency;

•	to secure the debt securities and/or the guarantees;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of our Senior Indebtedness;

•	to make any changes that do not adversely affect the rights under the indenture of any holder of debt securities;

•	to add or release guarantors pursuant to the terms of the indenture;

•	to evidence or provide for the acceptance of appointment under the indenture of a successor trustee; or

•	to establish the form of terms of any series of debt securities.

Events of Default and Remedies

“Event of Default,” when used in an indenture, will mean any one or more of the following with respect to the debt securities of any series:

•	failure to pay when due the principal of or premium, if any, on any debt security of that series, whether or not, in the case of subordinated debt securities, the subordination provisions of the indenture prohibit such payment;

•	failure to pay, within 30 days of the due date, interest on any debt security of that series, whether or not, in the case of subordinated debt securities, the subordination provisions of the indenture prohibit such payment;

•	failure to pay when due any sinking fund payment with respect to any debt securities of that series, whether or not, in the case of subordinated debt securities, the subordination provisions of the indenture prohibit such payment;

•	failure on the part of the issuers to comply with the covenant described under “—Consolidation, Merger or Asset Sale;”

•	failure to perform any other covenant in the indenture that continues for 60 days (or 180 days in the case of a default in the covenant to file our SEC reports, or comparable information, with the trustee) after written notice is given to the issuers;

•	certain events of bankruptcy, insolvency, or reorganization; or

•	any other Event of Default provided under the terms of the debt securities of that series.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the interests of the holders.

If an Event of Default described in the sixth bullet point above occurs, the entire principal of, premium, if any, and accrued interest on, all debt securities then outstanding will be due and payable immediately, without any declaration or other act on the part of the trustee or any holders. If any other Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in aggregate principal amount of the debt securities of that series can rescind the declaration.

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Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order, or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

Neither indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.

No Personal Liability

None of the past, present, or future partners, incorporators, managers, members, directors, officers, employees, unitholders, or stockholders of either issuer, or any guarantor will have any liability for the obligations of the issuers or any guarantors under either indenture, the debt securities, or any guarantee or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

The trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

The trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration, and Transfer

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount, and the same terms but in different authorized denominations in accordance with the applicable

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indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that transaction.

We will not be required to:

•	issue, register the transfer of, or exchange debt securities of a series during a period of 15 days prior to the mailing of notice of redemption of that series; or

•	register the transfer of or exchange any debt security called for redemption, except the unredeemed portion of any debt security we are redeeming in part.

Provisions Relating only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness

The subordinated debt securities will rank junior in right of payment to all of our Senior Indebtedness. “Senior Indebtedness” and “Designated Senior Indebtedness” will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definitions will be set forth in the prospectus supplement. If the subordinated debt securities are guaranteed by any of the subsidiaries of StoneMor Partners L.P., then the guarantees will be subordinated on like terms.

Payment Blockages

The subordinated indenture will provide that no payment of principal, interest, and any premium on the subordinated debt securities (or any related guarantee) may be made in the event:

•	we or our property (or any guarantor or its property) is involved in any liquidation, bankruptcy, or similar proceeding;

•	we (or any guarantor) fails to pay the principal, interest, any premium, or any other amounts on any of our (or its) Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

•	any other default on any of our (or any guarantor’s) Designated Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt

The subordinated indenture will not limit the amount of Senior Indebtedness that we or any guarantor may incur, unless otherwise indicated in the prospectus supplement.

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Book Entry, Delivery and Form

The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the trustee as custodian for The Depository Trust Company, New York, New York (“DTC”). This means that we will not issue certificates to each holder, except in the limited circumstances described below. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees, and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s Ratings Services’ highest rating: AAA. The DTC rules applicable to its Direct Participants are on file with the SEC.

We will wire all payments on the global debt securities to DTC’s nominee. We, any guarantor, and the trustee will treat DTC’s nominee as the owner of the global debt securities for all purposes. Accordingly, we, any guarantor, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

We understand that it is DTC’s current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by Direct and Indirect Participants to owners of beneficial interests in the global debt securities, and voting by Direct and Indirect Participants, will be governed by the customary practices between such Participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the Direct and Indirect Participants and not of DTC, the trustee, us, or any guarantor.

Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible or in good standing under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

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•	an Event of Default occurs and DTC notifies the trustee of its decision to exchange the global debt security for certificated debt securities.

Satisfaction and Discharge; Defeasance

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

(a)	either:

(1)	all outstanding debt securities of that series that have been authenticated (except lost, stolen, or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

(2)	all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust cash sufficient to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

(b)	we have paid or caused to be paid all other sums payable by us under the indenture with respect to that series; and

(c)	we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

Governing Law

Each indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

We will enter into the indentures with a trustee that is qualified to act under the Trust Indenture Act and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our trustee and one or more of its affiliates.

Resignation or Removal of Trustee

If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

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Limitations on Trustee if It Is Our Creditor

Each indenture will contain certain limitations on the right of the trustee, in the event that it becomes a creditor of an issuer or a guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee

Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee must be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

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DESCRIPTION OF THE OTHER CLASSES OF UNITS

Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and with the rights, preferences, and privileges established by our general partner without the approval of any of our limited partners. A copy of our partnership agreement is filed as an exhibit to the registration statement of which this prospectus is a part. A summary of the important provisions of our partnership agreement and the rights and privileges of our limited partners is included in our registration statement on Form 8-A as filed with the SEC on August 23, 2004, including any subsequent amendments or reports filed for the purpose of updating such description. Please read “Where You Can Find More Information.”

Should we offer other classes of units under this prospectus, a prospectus supplement relating to the particular class or series of units offered will include the specific terms of those units, including, among other things, the following:

•	the designation, stated value, and liquidation preference of the units and the maximum number of units to constitute the class or series;

•	the number of units to be offered;

•	the public offering price at which the units will be issued;

•	any sinking fund provisions of the units;

•	the voting rights, if any, of the units;

•	the distribution rights of the units, if any;

•	whether the units will be redeemable and, if so, the price and the terms and conditions on which the units may be redeemed, including the time during which the units may be redeemed and any accumulated distributions thereof, if any, that the holders of the units will be entitled to receive upon the redemption thereof;

•	the terms and conditions, if any, on which the units will be convertible into, or exchangeable for, the units of any other class or series of units representing limited partner interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•	a discussion of any additional material federal income tax considerations (other than as discussed in this prospectus), if any, regarding the units; and

•	any additional rights, preferences, privileges, limitations, and restrictions of the units.

The particular terms of any class or series of units will also be described in the amendment to our partnership agreement relating to that class or series of units, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such class or series of units.

Such units will be fully paid and non-assessable when issued upon full payment of the purchase price therefor. The transfer agent, registrar, and distributions disbursement agent for the units will be designated in the applicable prospectus supplement.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective common unitholders and is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations thereunder (the “Treasury Regulations”), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective common unitholder to vary substantially from those described below, possibly on a retroactive basis. Unless the context otherwise requires, references in this section to “we” or “us” are references to StoneMor Partners L.P.

Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. insofar as they related to matters of U.S. federal income tax law and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that affect us or our common unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Furthermore, this section focuses on common unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, and who hold common units as capital assets (generally, property that is held for investment). This section has limited applicability to corporations, partnerships, entities treated as partnerships for federal income tax purposes, estates, trusts, non-resident aliens or other common unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts (“IRAs”), employee benefit plans, real estate investment trusts or mutual funds. Accordingly, we encourage each common unitholder to consult such unitholder’s own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences that are particular to that unitholder resulting from ownership or disposition of its units and potential changes in applicable tax laws.

No ruling has been or will be requested from the Internal Revenue Service (“IRS”) regarding any matter affecting us. Instead, we are relying on opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our units and the prices at which such units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our common unitholders because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues: (1) the treatment of a common unitholder whose units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of units) (please read “—Tax Consequences of Unit Ownership—Treatment of Securities Loans”); (2) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Units—Allocations Between Transferors and Transferees”); and (3) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Units”).

Taxation of the Partnership

Partnership Status

We expect to be treated as a partnership for U.S. federal income tax purposes and, therefore, generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our common unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its

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federal income tax liability as if the common unitholder had earned such income directly, even if we make no cash distributions to the common unitholder.

Section 7704 of the Code generally provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes income and gains from the sale of real property, whether unimproved or improved with installed burial vaults and marker foundations, including burial lots, lawn crypts and mausoleum crypts conveyed by perpetual easements. Other types of qualifying income include interest (other than from a financial business) and dividends. We estimate that approximately 7% of our current gross income is not qualifying income; however, this estimate could change from time to time.

Based upon the factual representations made by us and our general partner, Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes. The representations made by us and our general partner upon which Vinson & Elkins L.L.P. has relied in rendering its opinion include, without limitation:

a.	Neither we nor any of our partnership or limited liability company subsidiaries has elected to be treated as a corporation for federal income tax purposes;

b.	For each taxable year, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is “qualifying income” within the meaning of Section 7704(d) of the Code;

c.	All sales of burial lots, whether improved or unimproved, will be pursuant to contracts substantially in the form reviewed by Vinson & Elkins L.L.P.; and

d.	Burial vaults, marker foundations and mausoleum crypts are effectively permanently attached to the ground, are not intended to be moved and would likely sustain not insubstantial damage if moved.

We believe that these representations are true and will be true in the future.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our common unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation and then as distributing that stock to our common unitholders in liquidation. This deemed contribution and liquidation should not result in the recognition of taxable income by our common unitholders or us so long as our liabilities do not exceed the tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative or legislative action or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress and the President propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships. One such legislative proposal would have eliminated the Qualifying Income Exception upon which we rely for our treatment as a partnership for U.S. federal income tax purposes. We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units.

If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax,

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rather than being passed through to our common unitholders. Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our units. Any distribution made to a unitholder at a time we are treated as a corporation would be (1) a taxable dividend to the extent of our current or accumulated earnings and profits, then (2) a nontaxable return of capital to the extent of the unitholder’s tax basis in its units, and thereafter (3) taxable capital gain.

The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.

Tax Consequences of Unit Ownership

Limited Partner Status

Common unitholders who are admitted as limited partners of the partnership as well as common unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of units, will be treated as partners of the partnership for federal income tax purposes. For a discussion related to the risks of losing partner status as a result of securities loans, please read “—Treatment of Securities Loans.” Unitholders who are not treated as partners of the partnership as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under their particular circumstances.

Flow-Through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections of Unitholder Taxes” with respect to payments we may be required to make on behalf of our common unitholders, we will not pay any federal income tax. Rather, each common unitholder will be required to report on its federal income tax return each year its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a common unitholder even if that unitholder has not received a cash distribution.

Basis of Units

A common unitholder’s tax basis in its units initially will be the amount paid for those units increased by the unitholder’s initial allocable share of our liabilities. That basis generally will be (1) increased by the unitholder’s share of our income and any increases in such unitholder’s share of our liabilities, and (2) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder’s share of our losses, and any decreases in the unitholder’s share of our liabilities. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests.

Treatment of Distributions

Distributions by us to a common unitholder generally will not be taxable to the common unitholder, unless such distributions exceed the unitholder’s tax basis in its common units, in which case the unitholder generally will recognize gain taxable in the manner described below under “—Disposition of Units.”

Any reduction in a unitholder’s share of our “liabilities” will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder’s percentage interest in us because of our issuance of additional units may decrease the unitholder’s share of our liabilities. For purposes of the foregoing, a unitholder’s share of our nonrecourse liabilities (liabilities for which no partner bears the economic risk of loss) generally will be based upon that unitholder’s share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess liabilities allocated based on the unitholder’s share of our profits. Please read “—Disposition of Units.”

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A non-pro rata distribution of money or property (including a deemed distribution as a result of the reallocation of our liabilities described above) may cause a unitholder to recognize ordinary income, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation and depletion recapture and substantially appreciated “inventory items,” both as defined in Section 751 of the Code (“Section 751 Assets”). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange generally will result in the unitholder’s recognition of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis (generally zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Limitations on Deductibility of Losses

A common unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (1) the unitholder’s tax basis in its units, and (2) in the case of a unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the unitholder is considered to be “at risk” with respect to our activities. In general, a unitholder will be at risk to the extent of its tax basis in its units, reduced by (1) any portion of that basis attributable to the unitholder’s share of our liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement and (3) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder’s share of nonrecourse liabilities) cause the unitholder’s at risk amount to be less than zero at the end of any taxable year.

Losses disallowed to a common unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a unitholder’s salary or active business income.

In addition to the basis and at risk limitations, a passive activity loss limitation generally limits the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. Passive losses that exceed a unitholder’s share of passive income we generate may be deducted in full when the unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive loss rules generally are applied after other applicable limitations on deductions, including the at risk and basis limitations.

Limitations on Interest Deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” generally is limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness allocable to property held for investment;

•	interest expense allocated against portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocated against portfolio income.

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The computation of a common unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses other than interest directly connected with the production of investment income. Net investment income generally does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A common unitholder’s share of a publicly traded partnership’s portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections of Unitholder Taxes

If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former common unitholder, we are authorized to treat the payment as a distribution of cash to the relevant unitholder. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a common unitholder, in which event the common unitholder may be entitled to claim a refund of the overpayment amount. Common unitholders are urged to consult their tax advisors to determine the consequences to them of any tax payment we make on their behalf.

Allocation of Income, Gain, Loss and Deduction

Our items of income, gain, loss and deduction generally will be allocated among our common unitholders in accordance with their percentage interests in us. At any time that incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of these distributions.

Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our units (a “Book-Tax Disparity”). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering generally will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will generally be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of the partner’s interest in us, which will be determined by taking into account all the facts and circumstances, including (1) the partner’s relative contributions to us, (2) the interests of all the partners in profits and losses, (3) the interest of all the partners in cash flow and (4) the rights of all the partners to distributions of capital upon liquidation. Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in “—Section 754 Election” and “—Disposition of Units—Allocations Between Transferors and Transferees,” allocations of income, gain, loss or deduction under our partnership agreement will be given effect for federal income tax purposes.

Treatment of Securities Loans

A unitholder whose units are loaned (for example, a loan to a “short seller” to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax

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purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period (1) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder and (2) any cash distributions received by the unitholder as to those units may be treated as ordinary taxable income.

Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its units. Unitholders desiring to assure their status as partners and avoid the risk of income recognition from a loan of their units are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and lending their units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “—Disposition of Units—Recognition of Gain or Loss.”

Tax Rates

Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 39.6% and 20%, respectively. These rates are subject to change by new legislation at any time.

In addition, a 3.8% net investment income tax applies to certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally includes a common unitholder’s allocable share of our income and gain realized by a common unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (1) the common unitholder’s net investment income from all investments, or (2) the amount by which the common unitholder’s modified adjusted gross income exceeds $250,000 (if the common unitholder is married and filing jointly or a surviving spouse), $125,000 (if married filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income, or (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election

We have made the election permitted by Section 754 of the Code that permits us to adjust the tax bases in our assets as to specific purchasers of our units under Section 743(b) of the Code. That election is irrevocable without the consent of the IRS. The Section 743(b) adjustment separately applies to each purchaser of common units based upon the values and bases of our assets at the time of the relevant purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases units directly from us.

Under our partnership agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of unitholders purchasing units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of units, even if inconsistent with existing Treasury Regulations, and Vinson & Elkins L.L.P. has not opined on the validity of this approach. Please read “—Uniformity of Units.”

The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of units due to lack of controlling authority. Because a unitholder’s tax basis for its units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder’s basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Units—Recognition of Gain or Loss.” If a challenge to such treatment were sustained, the gain from the sale of units may be increased without the benefit of additional deductions.

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The calculations involved in the Section 754 election are complex and are made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our assets subject to depreciation to goodwill or non-depreciable assets. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each common unitholder will be required to include in its tax return its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a common unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than twelve months of our income, gain, loss and deduction. Please read “—Disposition of Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of those assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation and depletion deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

The costs we incur in offering and selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses. Please read “Disposition of Units—Recognition of Gain or Loss.”

Valuation and Tax Basis of Our Properties

The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values and the tax bases of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by common unitholders could change, and common unitholders could be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

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Disposition of Units

Recognition of Gain or Loss

A common unitholder will be required to recognize gain or loss on a sale of units equal to the difference between the unitholder’s amount realized and tax basis in the units sold. A common unitholder’s amount realized generally will equal the sum of the cash and the fair market value of other property it receives plus its share of our liabilities with respect to the units sold. Because the amount realized includes a unitholder’s share of our liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Except as noted below, gain or loss recognized by a common unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation or depletion recapture and our “inventory items,” regardless of whether such inventory item is substantially appreciated in value. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and capital gain or loss upon a sale of units. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

For purposes of calculating gain or loss on the sale of units, the unitholder’s adjusted tax basis will be adjusted by its allocable share of our income or loss in respect of its units for the year of the sale. Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership.

Treasury Regulations under Section 1223 of the Code allow a selling common unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed in the paragraph above, a unitholder will be unable to select high or low basis units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, it may designate specific units sold for purposes of determining the holding period of the units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of our units. A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical

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property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations between Transferors and Transferees

In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”). However, gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, the use of this method may not be specifically authorized or permitted under existing Treasury Regulations. Recently, however, the Department of the Treasury and the IRS issued final Treasury Regulations pursuant to which a publicly traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders. The Partnership is currently evaluating these regulations which will apply beginning with our taxable year that begins on January 1, 2016. Nonetheless, the regulations do not specifically authorize the use of the proration method we have adopted for our 2015 taxable year and may not specifically authorize all aspects of our proration method thereafter. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If our method is not allowed under the final Treasury Regulations, our taxable income or losses could be reallocated among our unitholders. We are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under the final Treasury Regulations.

A unitholder who disposes of units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition but will not be entitled to receive a cash distribution for that period.

Notification Requirements

A common unitholder who sells or purchases any units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale through a broker who will satisfy such requirements.

Constructive Termination

We will be considered to have “constructively” terminated as a partnership for federal income tax purposes upon the sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For such purposes, multiple sales of the same unit are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than the calendar year, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in such unitholder’s taxable income for the year of termination.

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A constructive termination occurring on a date other than December 31 generally would require that we file two tax returns for one fiscal year thereby increasing our administration and tax preparation costs. However, pursuant to an IRS relief procedure the IRS may allow a constructively terminated partnership to provide a single Schedule K-1 for the calendar year in which a termination occurs. Following a constructive termination, we would be required to make new tax elections, including a new election under Section 754 of the Code, and the termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination may either accelerate the application of, or subject us to, any tax legislation enacted before the termination that would not otherwise have been applied to us as a continuing as opposed to a terminating partnership.

Uniformity of Units

Because we cannot match transferors and transferees of units and other reasons, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of the units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.”

Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to the validity of such filing positions.

A common unitholder’s basis in units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder’s basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Units—Recognition of Gain or Loss” above and “—Tax Consequences of Unit Ownership—Section 754 Election” above. The IRS may challenge one or more of any positions we take to preserve the uniformity of units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from the sale of units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans and other tax-exempt organizations as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, “Non-U.S. Unitholders”) raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Prospective unitholders that are tax-exempt entities or non-U.S. unitholders should consult their tax advisors before investing in our units. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder.

Non-U.S. unitholders are taxed by the United States on income effectively connected with the conduct of a U.S. trade or business (“effectively connected income”) and on certain types of U.S.-source non-effectively connected income (such as dividends), unless exempted or further limited by an income tax treaty will be considered to be engaged in business in the United States because of their ownership of our units. Furthermore, is it probable that they will be deemed to conduct such activities through permanent establishments in the United States within the meaning of applicable tax treaties. Consequently, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax on their share of our net income or gain in a manner similar to a taxable U.S. unitholder. Moreover, under rules applicable to publicly

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traded partnerships, distributions to non-U.S. unitholders are subject to withholding at the highest applicable effective tax rate. Each non-U.S. unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, Form W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes.

In addition, because a non-U.S. unitholder classified as a corporation will be treated as engaged in a United States trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation’s “U.S. net equity” to the extent reflected in the corporation’s effectively connected earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

A non-U.S. unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. Under a ruling published by the IRS interpreting the scope of “effectively connected income,” gain recognized by a non-U.S. person from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be effectively connected with a U.S. trade or business. Thus, part or all of a non-U.S. unitholder’s gain from the sale or other disposition of its units may be treated as effectively connected with a unitholder’s indirect U.S. trade or business constituted by its investment in us. Moreover, under the Foreign Investment in Real Property Tax Act, a non-U.S. unitholder generally will be subject to federal income tax upon the sale or disposition of a unit if (1) it owned (directly or indirectly constructively applying certain attribution rules) more than 5% of our units at any time during the five-year period ending on the date of such disposition and (2) 50% or more of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business consisted of U.S. real property interests (which include U.S. real estate (including land, improvements, and certain associated personal property) and interests in certain entities holding U.S. real estate) at any time during the shorter of the period during which such unitholder held the units or the 5-year period ending on the date of disposition. Currently, more than 50% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, non-U.S. unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each common unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each common unitholder’s share of income, gain, loss and deduction. We cannot assure our common unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins L.L.P. can assure prospective common unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of the units. Adjustments resulting from an IRS audit may require each common unitholder to adjust a prior year’s tax liability and may result in an audit of the unitholder’s own return. Any audit of a common unitholder’s return could result in adjustments unrelated to our returns.

Publicly traded partnerships generally are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a

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partnership proceeding rather than in separate proceedings of the partners. The Code requires that one partner be designated as the “Tax Matters Partner” for these purposes, and our partnership agreement designates our general partner.

The Tax Matters Partner has made and will make some elections on our behalf and on behalf of common unitholders. The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against common unitholders for items in our returns. The Tax Matters Partner may bind a common unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that common unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the common unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any common unitholder having at least a 1% interest in profits or by any group of common unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review may go forward, and each common unitholder with an interest in the outcome may participate in that action.

A common unitholder must file a statement with the IRS identifying the treatment of any item on its federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a common unitholder to substantial penalties.

Under recently enacted legislation, for taxable years beginning after December 31, 2017, we are required to designate an eligible person to act as the “Partnership Representative” with exclusive authority to act on our behalf in connection with federal income tax audits, requests by us for administrative adjustments, and any judicial proceedings arising in connection with those matters. Actions taken by the Partnership Representative will be binding on us and all of our unitholders. We anticipate that our general partner or its designee will act as the Partnership Representative.

Nominee Reporting

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

1.	the name, address and taxpayer identification number of the beneficial owner and the nominee;

2.	a statement regarding whether the beneficial owner is:

a.	a non-U.S. person;

b.	a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

c.	a tax-exempt entity;

3.	the amount and description of units held, acquired or transferred for the beneficial owner; and

4.	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $250 per failure, up to a maximum of $3 million per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

Certain penalties may be imposed on taxpayers as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however,

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for any portion of any such underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. Penalties may also be imposed for engaging in transactions without economic substance. We do not anticipate engaging in transactions without economic substance or otherwise participating in transactions that would subject our unitholders to accuracy-related penalties.

State, Local, Non-U.S. and Other Tax Considerations

In addition to federal income taxes, common unitholders may be subject to other taxes, including state and local and non-U.S. income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property or in which the common unitholder is a resident. Moreover, we may also own property or do business in other states in the future that impose income or similar taxes on nonresident individuals. Although an analysis of those various taxes is not presented here, each prospective common unitholder should consider their potential impact on its investment in us.

Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return.

It is the responsibility of each common unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of its investment in us. We strongly recommend that each prospective common unitholder consult, and depend on, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each common unitholder to file all state, local, and non-U.S., as well as U.S. federal tax returns that may be required of it. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.

Tax Consequences of Ownership of Debt Securities

A description of the material federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth on the prospectus supplement relating to the offering of debt securities.

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INVESTMENT BY EMPLOYEE BENEFIT PLANS

An investment in our common units or other classes of units representing limited partner interests by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code and may also be subject to other provisions under certain federal, state, local, non-U.S., or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”). For these purposes, the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization, and any entity deemed to hold the assets of such plans. Among other things, consideration should be given to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment in our common units or other classes of units will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return (please read “Material U.S. Federal Income Tax Consequences—Tax-Exempt Organizations and Other Investors”);

•	whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA, the Code, and any other applicable Similar Laws (see discussion below);

•	whether the investment is made solely in the interests of the plan participants; and

•	whether the investment would create any problems for the plan’s need for liquidity.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in our common units or other classes of units representing limited partner interests is authorized by the appropriate governing plan instruments and is a proper investment for the plan. In addition, a fiduciary of an employee benefit plan may not deal with the plan’s assets in his own interest, represent a person whose interests are adverse to the plan’s in a transaction involving plan assets, or receive any consideration from a third party in connection with a transaction involving plan assets. A violation of fiduciary requirements could result in liability for breach of fiduciary duty, disqualification from future fiduciary service, excise taxes, and other adverse consequences to the plan fiduciaries.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans, and Section 4975 of the Code also prohibits IRAs that are not considered part of an employee benefit plan, from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or that are “disqualified persons” under the Code with respect to the plan unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA, the Code, and other applicable Similar Laws. In addition, the fiduciary of the plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA, the Code, and other applicable Similar Laws.

In addition to considering whether the purchase of our securities is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code or any other applicable Similar Laws.

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The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

•	the equity interests acquired by employee benefit plans are publicly offered securities—i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

•	the entity is an “operating company,” meaning it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

•	there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest, disregarding some interests held by the general partner, its affiliates, and some other persons, is held by the employee benefit plans referred to above, IRAs and other employee benefit plans not subject to ERISA, including governmental plans.

Our assets should not be considered “plan assets” under these regulations because it is expected that the investment will satisfy the requirements in the first bullet. However, although we do not intend for our assets to be deemed “plan assets” under these regulations, we cannot provide assurances regarding this issue to any investor.

The foregoing discussion of issues arising for employee benefit plan investments under ERISA, the Code, and applicable Similar Laws is general in nature and is not intended to be all-inclusive, nor should it be construed as legal advice. In light of the complexity of these rules and the excise taxes, penalties, and liabilities that may be imposed on persons involved in non-exempt prohibited transactions or other violations, plan fiduciaries (or other persons considering purchasing the securities on behalf of, or with the assets of, any employee benefit plan) should consult with their own counsel regarding the consequences under ERISA, the Code and other Similar Laws. Accordingly, by acceptance of our securities, each buyer and subsequent transferee of the securities will be deemed to have represented and warranted that either (A) no portion of the assets used by the buyer or transferee to acquire and hold the securities constitutes assets of any employee benefit plan, or (B) the purchase and holding (and any conversion, if applicable) of the securities by such buyer or transferee will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.

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LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon by Vinson & Elkins L.L.P. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from StoneMor Partners L.P. and subsidiaries’ (the “Company’s”) Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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StoneMor Partners L.P.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

7 7⁄8% Senior Notes due 2021

StoneMor Partners L.P., a Delaware limited partnership (“master partnership” or “StoneMor Partners”), and Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“CFS West Virginia”), are referred to herein as the “issuers.” CFS West Virginia is a wholly owned subsidiary of the master partnership. StoneMor Partners and its subsidiaries are referred to herein as “we,” “us” or “our.”

The issuers may offer, from time to time, their 7 7⁄8% senior notes due 2021 (the “new notes”) as additional notes under the indenture, dated as of May 28, 2013, as supplemented, pursuant to which we issued $175.0 million principal amount of our 7 7⁄8% senior notes due 2021 (the “existing notes” and, together with the new notes, the “notes”). The new notes offered by this prospectus and any applicable prospectus supplement and the existing notes will be treated as a single class for all purposes under the indenture, and the terms of the new notes and the existing notes will be identical (other than the date of issue, issue price and initial interest payment date).

The notes mature on June 1, 2021.

The issuers pay interest on the notes semi-annually, in cash in arrears, on June 1 and December 1 of each year. Interest on the new notes will accrue from the most recent interest payment date on the existing notes.

Like the existing notes, the new notes will be guaranteed on a senior unsecured basis by StoneMor Operating LLC and StoneMor Partners’ other existing and future wholly owned subsidiaries (other than CFS West Virginia) that guarantee, or are borrowers under, our credit agreement.

The notes rank equally in right of payment with all of the issuers’ existing and future senior debt and senior in right of payment to all of the issuers’ existing and future senior subordinated and subordinated debt. The notes are effectively subordinated to any of the issuers’ existing and future secured debt to the extent of the value of the assets securing such debt including all borrowings under the issuers’ credit facility and other senior secured debt (“senior secured debt obligations”). The notes are structurally subordinated to all existing and future liabilities of the issuers’ subsidiaries that do not guarantee the notes.

The notes are redeemable, in whole or in part, at any time on or after June 1, 2016, at the redemption prices specified under “Description of the Notes—Optional Redemption” plus accrued and unpaid interest. In addition, at any time prior to June 1, 2016, the issuers may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at the redemption price specified under “Description of the Notes—Optional Redemption” plus accrued and unpaid interest to the redemption date.

If the issuers experience specific kinds of changes of control, the issuers must offer to repurchase all of the notes for a cash price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

We may offer and sell the new notes to or through one or more underwriters, dealers and agents on a continuous or delayed basis. This prospectus generally describes the terms of the notes; however, the principal amount of any new notes that we may offer, together with their offering price and initial interest payment date and the specific manner in which we will offer them, will be included in a supplement to this prospectus relating to that offering.

You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and our financial statements. This prospectus may not be used to consummate sales of notes unless accompanied by a prospectus supplement.

Investing in our notes involves risks. Limited partnerships are inherently different from corporations. You should carefully consider each of the risk factors described under “Risk Factors” beginning on page 11 of this prospectus and in the applicable prospectus supplement and in the documents incorporated by reference herein and therein before you make an investment in our notes.

Neither the Securities and Exchange Commission nor any other states securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2016.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the new notes described in this prospectus in one or more offerings. Each time we offer the new notes under this prospectus, we will provide you with this prospectus and a prospectus supplement that will contain the specific terms of the offering, including the principal amount of the new notes, their offering price and the initial interest payment date on the new notes.

This prospectus does not contain all of the information included in the registration statement of which this prospectus is a part. For a more complete understanding of the offering of the new notes, you should refer to the registration statement, including its exhibits. The prospectus supplement may include additional risk factors or other special considerations applicable to the notes and may also add, update or change information in this prospectus. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. You are urged to read this prospectus and any prospectus supplements relating to the new notes offered to you, together with the additional information described under the heading “Where You Can Find More Information,” before investing in our new notes.

Throughout this prospectus, when we use the terms “we,” “us,” “our” and “StoneMor Partners L.P.” we are referring either to StoneMor Partners L.P., itself, or to StoneMor Partners L.P. and its operating subsidiaries collectively, as the context requires. References in this prospectus to our “operating company” are to StoneMor Operating LLC. References to our “general partner” are to StoneMor GP LLC, which manages our operations and activities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports with and furnish other information to the SEC. You may read and copy any document filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. Our SEC filings are also available at the SEC’s website at http://www.sec.gov. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except, for any information superseded by information expressly contained in this prospectus or a prospectus supplement, and the information we file later with the SEC will automatically update and supersede information in this prospectus and information previously filed with the SEC.

We incorporate by reference in this prospectus our Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 29, 2016.

In addition, we incorporate by reference in this prospectus any future filings made by StoneMor Partners L.P. with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following:

StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

(215) 826-2800

Attn: Investor Relations

We also make available free of charge on our internet website at http://www.stonemor.com our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and Section 16 reports, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided, as well as certain information in our filings with the SEC incorporated by reference in this prospectus, are forward-looking statements.

Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements.

These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied. Our major risk is related to uncertainties associated with the cash flow from our pre-need and at-need sales, our trusts, and financings, which may impact our ability to meet our financial projections, and our ability to service our debt.

Our additional risks and uncertainties include, but are not limited to, the following:

•	uncertainties associated with future revenue and revenue growth;

•	uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions;

•	our ability to complete and fund additional acquisitions;

•	the effect of economic downturns;

•	the impact of our significant leverage on our operating plans;

•	the decline in the fair value of certain equity and debt securities held in our trusts;

•	our ability to attract, train and retain an adequate number of sales people;

•	uncertainties associated with the volume and timing of pre-need sales of cemetery services and products;

•	increased use of cremation;

•	changes in the death rate;

•	changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies;

•	our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging;

•	our ability to successfully compete in the cemetery and funeral home industry;

•	litigation or legal proceedings that could expose us to significant liabilities and damage our reputation;

•	the effects of cybersecurity attacks due to our significant reliance on information technology;

•	uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and

•	various other uncertainties associated with the death care industry and our operations in particular.

Forward-looking statements contained or incorporated by reference in this prospectus present our views only as of the date of the applicable document containing such forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in “Risk Factors” and other sections in this prospectus and any prospectus supplement and in our SEC filings that are incorporated by reference herein and therein. See “Where You Can Find More Information.” Except as required by federal and state securities laws, we assume no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, together with the related prospectus supplement and the information incorporated by reference in this prospectus, for a more complete understanding of our business and terms of the new notes, as well as the tax and other considerations that are important to you, before making an investment decision. You should also carefully consider the information set forth under “Risk Factors” beginning on page 10 of this prospectus about important risks that you should consider before buying any new notes.

About StoneMor Partners L.P.

We are currently the second largest owner and operator of cemeteries in the United States. As of December 31, 2015, we operated 307 cemeteries in 27 states and Puerto Rico. We own 276 of these cemeteries, and we manage or operate the remaining 31 under lease, management or operating agreements with the nonprofit cemetery corporations that own the cemeteries. As of December 31, 2015, we also owned and operated 105 funeral homes in 19 states and Puerto Rico. Forty-seven of these funeral homes are located on the grounds of the cemeteries that we own.

The cemetery products and services that we sell include the following:

Interment Rights	Merchandise	Services
• burial lots • lawn crypts • mausoleum crypts • cremation niches • perpetual care rights	• burial vaults • caskets • grave markers and grave marker bases • memorials	• installation of burial vaults • installation of caskets • installation of other cemetery merchandise • other service items

We sell cemetery products and services both at the time of death, which we refer to as at-need, and prior to the time of death, which we refer to as pre-need. Our sales of real property, including burial lots (with and without installed vaults), lawn and mausoleum crypts and cremation niches, generate qualifying income sufficient for us to be treated as a partnership for federal income tax purposes.

Our primary funeral home products are caskets and related items. Our funeral home services include consultation, the removal and preparation of remains and the use of funeral home facilities for visitation and prayer services. Our funeral home operations are conducted through various wholly owned subsidiaries that are treated as corporations for U.S. federal income tax purposes.

We maintain an Internet website at http://www.stonemor.com, which contains information about us. The information on this website is not, and should not be considered, part of this prospectus and it is not incorporated by reference into this prospectus.

Our principal executive offices are located at 3600 Horizon Boulevard, Trevose, Pennsylvania 19053, and our phone number is (215) 826-2800.

Structure and Management

Our operations are conducted through, and our operating assets are owned by, our direct and indirect subsidiaries. We have one direct subsidiary, StoneMor Operating LLC, a limited liability company that directly or indirectly owns equity interests in all of our subsidiary operating companies and which is sometimes referred to in this prospectus as the “operating company.”

CFS West Virginia is a wholly owned subsidiary of StoneMor Partners. CFS West Virginia owns and operates certain of our cemeteries.

Our general partner, StoneMor GP LLC, manages our operations and activities. Our general partner does not receive any management fee or other compensation in connection with its management of our business, but is reimbursed for expenses that it incurs on our behalf and holds incentive distribution rights in us. Certain current directors, affiliates of certain directors and current and former officers of our general partner hold indirect interests in our general partner.

Ratio of Earnings to Fixed Charges

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis.

	Year Ended December 31,
	2011		2012		2013		2014		2015
Ratio of earnings to fixed charges	—	(a)	—	(b)	—	(c)	—	(d)	—	(e)

(a)	Earnings were inadequate to cover fixed charges by $13.7 million for the year ended December 31, 2011.
(b)	Earnings were inadequate to cover fixed charges by $4.8 million for the year ended December 31, 2012.
(c)	Earnings were inadequate to cover fixed charges by $21.3 million for the year ended December 31, 2013.
(d)	Earnings were inadequate to cover fixed charges by $6.9 million for the year ended December 31, 2014.
(e)	Earnings were inadequate to cover fixed charges by $23.1 million for the year ended December 31, 2015.

The following diagram depicts our simplified organizational structure and ownership as of March 10, 2016:

The Offering

The following summary contains basic information about the notes and is not intended to be complete. Some of the terms described below are subject to important limitations and exceptions. For a detailed description and a more complete understanding of the notes, please refer to the section entitled “Description of the Notes” in this prospectus.

Issuers	StoneMor Partners and CFS West Virginia.

Notes offered	The new notes being offered by this prospectus are additional notes under the indenture, dated as of May 28, 2013, as supplemented, pursuant to which we issued $175.0 million principal amount of our 7 7⁄8% senior notes due 2021. The principal amount of any new notes we issue will be specified in the prospectus supplement relating to that offering. The new notes offered hereby and the existing notes will be treated as a single class for all purposes under the indenture, and the terms of the new notes and the existing notes will be identical (other than the date of issue, issue price and initial interest payment date).

Maturity date	June 1, 2021.

Interest	Interest on the notes accrues at a rate of 7 7⁄8% per year, payable semi-annually, in cash in arrears, on June 1 and December 1 of each year. Interest on the new notes will accrue from the most recent interest payment date on the existing notes.

Guarantees	Like the existing notes, StoneMor Operating LLC and each of StoneMor Partners’ other existing and future wholly owned subsidiaries (other than CFS West Virginia) that guarantee, or are borrowers under, our credit agreement unconditionally will guarantee the new notes on a senior unsecured basis. The guarantees are the senior unsecured debt of our subsidiary guarantors. All of our subsidiaries (other than CFS West Virginia) currently guarantee the existing notes. See “Description of the Notes—Note Guarantees.”

Ranking	Like the existing notes, the new notes will be our senior unsecured obligations and will:

•	rank equally in right of payment with all of our existing and future senior debt;

•	rank senior in right of payment to all of our existing and future senior subordinated and subordinated debt;

•	be effectively subordinated in right of payment to our existing and future secured debt to the extent of the value of the assets securing such debt; and

•	be structurally subordinated to all of the existing and future liabilities of each of our subsidiaries that does not guarantee the notes.

The guarantees of the notes rank equally with all other senior indebtedness of the guarantors and will rank ahead of any debt of the guarantors that expressly provides for subordination to the guarantees. The guarantees are effectively subordinated to all of the secured debt of the guarantors to the extent of the value of the collateral securing such debt, including the guarantees under our credit agreement. See “Risk Factors—Risk Factors Related to an Investment in the Notes—Payment of principal and interest on the notes is effectively subordinated to our secured debt to the extent of the value of the assets securing that debt.”

Optional redemption	We have the option to redeem the notes, in whole or in part, at any time on or after June 1, 2016, at the redemption prices specified under “Description of the Notes—Optional Redemption.”

At any time prior to June 1, 2016, we may, on one or more occasions, redeem all or any portion of the notes, at a redemption price equal to 100% of the principal amount of the notes redeemed, including accrued and unpaid interest, if any, to the redemption date, plus the “applicable premium.”

In addition, on or prior to June 1, 2016, we may redeem up to 35% of the aggregate principal amount of the notes (including the new notes and any subsequent additional notes) with the net cash proceeds of certain equity offerings at a redemption price equal to 107.875% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the redemption date; provided that 65% of the aggregate principal amount of the notes (including the new notes and any subsequent additional notes) originally issued under the indenture remain outstanding.

Change of control offer	If we experience specific kinds of change of control, we must offer to repurchase all of the notes for a cash price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the purchase date. See “Description of the Notes—Change of Control.”

Certain covenants	The indenture governing the notes contains covenants that among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional debt;

•	pay dividends or make other distributions;

•	make other restricted payments and investments;

•	create liens;

•	merge, consolidate or transfer or dispose of substantially all of our assets; and

•	enter into certain types of transactions with affiliates.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes—Certain Covenants.”

Original Issue Discount	We intend to treat the new notes as issued in a “qualified reopening” of the existing notes for U.S. federal income tax purposes. Under this treatment, the new notes will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

You should refer to the section entitled “Risk Factors” for an explanation of certain risks of investing in the new notes.

RISK FACTORS

An investment in our new notes involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. In that case, we may be unable to service our indebtedness, the trading price of our securities could decline and you could lose all or part of your investment.

Risk Factors Related to an Investment in the New Notes

Our substantial level of indebtedness could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the notes, our ability to react to changes in our business and our ability to incur additional indebtedness to fund future needs.

We have now, and after giving effect to this offering and the use of proceeds therefrom, will continue to have, a substantial amount of debt, which requires significant interest and principal payments. As of December 31, 2015, we had approximately $329.3 million of total debt outstanding before discounts and deferred financing costs. Subject to the limits contained in the indenture governing the notes and our other debt instruments, we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of our indebtedness. Our substantial indebtedness, combined with our other financial obligations and contractual commitments, could have important consequences for holders of our notes. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations under any of our debt instruments, including restrictive covenants, could result in an event of default under the indenture governing the notes and the agreements governing such other indebtedness;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions and other purposes;

•	increase our vulnerability to adverse economic and industry conditions, which could place us at a competitive disadvantage compared to our competitors that have relatively less indebtedness;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	limit the rights of the holders of our notes to receive payments under the notes if secured creditors have not been paid;

•	limit our ability to borrow additional funds, if needed, for working capital, capital expenditures, acquisitions and other purposes; and

•	prevent us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the indenture governing the notes.

We, including our subsidiaries, have the ability to incur substantially more indebtedness, including senior secured indebtedness.

Subject to the restrictions in our senior secured debt obligations and the indenture governing the notes, we, including our subsidiaries, may incur significant additional indebtedness. Although the terms of our senior secured debt obligations and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of important exceptions, and indebtedness incurred in compliance with these restrictions could be substantial. If we, including our subsidiaries, incur significant additional indebtedness, the related risks that we face could intensify.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on, or to refinance, our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured debt obligations and the indenture governing the notes will restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Payment of principal and interest on the notes is effectively subordinated to our secured debt to the extent of the value of the assets securing that debt.

The notes are effectively subordinated to claims of our secured creditors to the extent of the value of the assets securing such claims, and the note guarantees are effectively subordinated to the claims of the issuers’ secured creditors as well as the secured creditors of the guarantors.

Holders of our senior secured debt obligations have claims that are prior to claims of the holders of the notes with respect to the assets securing those obligations. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, our assets and those of the guarantors will be available to pay obligations on the notes and the note guarantees only after holders of our senior secured debt have been paid the value of the assets securing such obligations. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

If we are unable to comply with the restrictions and covenants in the agreements governing our notes or in current or future debt agreements, there could be a default under the terms of these agreements. Our ability to comply with these restrictions and covenants, including meeting financial ratios and tests, may be affected by events beyond our control. As a result, we cannot assure you that we will be able to comply with these restrictions and covenants or meet these tests. Any default under the agreements governing our indebtedness, including a default under our senior secured debt obligations that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our senior secured debt obligations and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured debt obligations and the indenture governing the notes. In the event of such default,

•	the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under our credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets and otherwise take action against the collateral; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured debt obligations to avoid being in default. If we breach our covenants under our senior secured debt obligations and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured debt obligations, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Restrictions in our existing and future debt agreements could limit our ability to capitalize on acquisition and other business opportunities.

The operating and financial restrictions and covenants in our senior secured debt obligations and any future financing agreements could restrict our ability to finance future operations or capital needs or to expand or pursue our business activities. For example, our senior secured debt obligations contain covenants that restrict or limit our ability to:

•	enter into a new line of business;

•	enter into any agreement of merger or acquisition;

•	sell, transfer, assign or convey assets;

•	grant certain liens;

•	incur or guarantee additional indebtedness;

•	make certain loans, advances and investments;

•	declare and pay dividends and distributions;

•	enter into transactions with affiliates; and

•	make voluntary payments or modifications of indebtedness.

The indenture governing the notes contains similar restrictive covenants. In addition, our senior secured debt obligations contain covenants requiring us to maintain certain financial ratios and tests. These restrictions, together with those in the indenture governing the notes, may also limit our ability to obtain future financings. Our ability to comply with the covenants and restrictions contained in our senior secured debt obligations and in the indenture governing our notes may be affected by events beyond our control, including prevailing economic, financial and industry conditions. If market or other economic conditions continue to deteriorate, our ability to comply with these covenants may be impaired. If we violate any of the restrictions, covenants, ratios or tests in our senior secured debt obligations, the lenders will be able to accelerate the maturity of all borrowings thereunder and demand repayment of amounts outstanding, and our lenders’ commitment to make further loans to us may terminate. We might not have, or be able to obtain, sufficient funds to make these accelerated payments. Any subsequent replacement of our senior secured debt obligations or any new indebtedness could have similar or greater restrictions.

We may not be able to repurchase the notes upon a change of control.

In the event of a change of control, we will be required, subject to certain conditions, to offer to purchase all outstanding notes at a cash price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. If a change of control were to occur today after giving effect to this offering and the use of proceeds therefrom, we would not have sufficient funds available to purchase all of the outstanding notes were they to be tendered in response to an offer made as a result of a change of control. We cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfill these obligations upon a change of control in the future. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture and might constitute a default under the terms of our other indebtedness. See “Description of the Notes—Change of Control.”

Any guarantees of the notes by our subsidiaries could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.

Like the existing notes, the new notes offered hereby will be guaranteed on a senior unsecured basis by StoneMor Operating LLC and StoneMor Partners’ other existing and future subsidiaries (other than CFS West Virginia) that guarantee, or are borrowers under, our credit agreement. In certain circumstances, any of our future subsidiaries may be required to guarantee the notes. A court could subordinate or void the subsidiary guarantees under various fraudulent conveyance or fraudulent transfer laws. Generally, to the extent that a U.S. court were to find that at the time one of our subsidiaries entered into a subsidiary guarantee and either:

•	the subsidiary incurred the guarantee with the intent to hinder, delay, or defraud any present or future creditor, or contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

•	the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary:

•	was insolvent or became insolvent as a result of issuing the subsidiary guarantee,

•	was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured,

then the court could void or subordinate the subsidiary guarantee in favor of the subsidiary’s other obligations.

A legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus, among other things, on the benefits, if any, the subsidiary realized as a result of our issuing the notes. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

The new notes will be issued with OID for U.S. federal income tax purposes.

As discussed in more detail in “Certain United States Federal Income Tax Considerations,” we intend to treat the new notes offered hereby as issued in a “qualified reopening” of the existing notes for U.S. federal income tax purposes. As such, the new notes are intended, for U.S. federal income tax purposes, to have the same issue price and issue date, and the same amount of OID as the existing notes. Holders subject to U.S. federal income tax, whether on the cash or accrual method of tax accounting, generally will be required to include the OID in gross income (as ordinary income) as the OID accrues (on a constant yield to maturity basis) in advance of the receipt of cash payments to which such OID is attributable. The inclusion of OID with respect to the new notes may be subject to an exception or offsetting adjustments. See “Certain United States Federal Income Tax Considerations.”

Risks Factors Related to an Investment in Us

The master partnership distributes all of its available cash to its unitholders and is not required to accumulate cash for the purpose of meeting future obligations to noteholders, which may limit the cash available to service the notes.

Subject to the limitations on restricted payments contained in the indenture governing the notes and in our senior secured debt obligations and other indebtedness, the master partnership distributes all of our “available cash” each quarter to its limited partners and general partner. “Available cash” is defined in the master partnership’s partnership agreement, and it generally means, for each fiscal quarter, all cash and cash equivalents on hand on the date of determination for that quarter less the amount of cash reserves established at the discretion of its general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, the terms of any of our debt instruments or other agreements; or

•	provide funds for distributions to its unitholders and general partner for any one or more of the next four calendar quarters.

As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, such distributions could significantly reduce the cash available to us in subsequent periods to make payments on the notes.

Cost reimbursements due the master partnership’s general partner may be substantial and will reduce the cash available for servicing our debt, including the notes.

Prior to servicing our debt, including the notes, we will reimburse the master partnership’s general partner and its affiliates for all expenses they incur on our behalf. The reimbursement of expenses could adversely affect our ability to service our debt, including the notes. The master partnership’s general partner determines the amount of these expenses. In addition, the master partnership’s general partner and its affiliates may provide us with other services for which we will be charged fees as determined by the master partnership’s general partner. The payment of these amounts, including allocated overhead, could reduce the amount of cash available for payment to our noteholders.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of new notes covered by this prospectus for general partnership purposes, which may include, among other things, funding acquisitions of assets or businesses, working capital, capital expenditures and the repayment or refinancing of all or a portion of our debt. The actual application of proceeds we receive from the sale of any particular offering of new notes using this prospectus will be described in the applicable prospectus supplement relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis.

	Year Ended December 31,
	2011		2012		2013		2014		2015
Ratio of earnings to fixed charges	—	(a)	—	(b)	—	(c)	—	(d)	—	(e)

(a)	Earnings were inadequate to cover fixed charges by $13.7 million for the year ended December 31, 2011.
(b)	Earnings were inadequate to cover fixed charges by $4.8 million for the year ended December 31, 2012.
(c)	Earnings were inadequate to cover fixed charges by $21.3 million for the year ended December 31, 2013.
(d)	Earnings were inadequate to cover fixed charges by $6.9 million for the year ended December 31, 2014.
(e)	Earnings were inadequate to cover fixed charges by $23.1 million for the year ended December 31, 2015.

DESCRIPTION OF THE NOTES

For purposes of this description, the term “Partnership” refers only to StoneMor Partners L.P. and not to any of its Subsidiaries, the term “Cornerstone” refers only to the co-issuer of the Notes, Cornerstone Family Services of West Virginia Subsidiary, Inc., and not to any of its Subsidiaries or parent companies, and the term “Issuers” refers collectively to the Partnership and Cornerstone.

The Issuers may offer from time to time their 7 7⁄8% Senior Notes due 2021 (the “New Notes” in this description) pursuant to this prospectus. The New Notes will be issued under an Indenture, dated as of May 28, 2013 (as supplemented by Supplemental Indenture No. 1, dated as of August 8, 2014, the “Indenture”), among the Issuers, certain of the Subsidiaries of the Partnership, as guarantors, and Wilmington Trust, National Association, as trustee (the “Trustee”). The Issuers issued $175.0 million principal amount of their 7 7⁄8% Senior Notes due 2021 (the “Existing Notes” and, together with the New Notes, the “Notes”) under the Indenture on May 28, 2013. The New Notes and the Existing Notes will be treated as a single class for all purposes under the Indenture, and the terms of the New Notes and the Existing Notes will be identical (other than the date of issue, issue price and initial interest payment date). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Partnership at its address set forth elsewhere in this prospectus.

The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

Principal, Maturity and Interest

The Notes will mature on June 1, 2021. The Notes bear interest at the rate shown on the cover page of this prospectus, payable on June 1 and December 1 of each year. Interest on the New Notes will accrue from the most recent interest payment date on the Existing Notes. Interest payments will be made to Holders of record at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes is computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable only in registered form, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

A total of $175.0 million principal amount of Notes were issued on May 28, 2013 and are currently outstanding. The principal amount oif any New Notes issued will be specified in the prospectus supplement relating to the offering of such New Notes. Subsequent to the closing of an offering of New Notes, the Issuers may again issue additional Notes having identical terms as the then outstanding Notes, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.” Any Additional Notes will be part of the same issue as the Existing Notes and the New Notes and will be treated as one class with the Existing Notes and the New Notes, including for purposes of voting, redemptions and offers to purchase. For purposes of this “Description of the Notes,” except for the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness,” references to the Notes include Additional Notes, if any.

Methods of Receiving Payments on the Notes

Principal of and premium, if any, and interest on the Notes is payable, and the Notes are exchangeable and transferable, at the office or agency of the Issuers maintained for such purposes, which is currently the corporate trust office of the Trustee in Wilmington, Delaware, acting as the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes or, at the option of the Issuers, payment of interest may be paid by check mailed to the Person entitled thereto as shown on the security register or by wire transfer of immediately available funds to the account specified by the Person entitled thereto.

Ranking

The Notes are general unsecured obligations of the Issuers. The Notes will rank senior in right of payment to all future obligations of the Issuers that are, by their terms, expressly subordinated in right of payment to the Notes and rank pari passu in right of payment with all existing and future obligations of the Issuers that are not so subordinated. Each Note Guarantee (as defined below) is a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and ranks pari passu in right of payment with all existing and future obligations of such Guarantor that are not so subordinated.

The Notes and each Note Guarantee are effectively subordinated to secured Indebtedness of the Issuers and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. Although the Indenture limits the amount of additional secured Indebtedness that the Partnership and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “—Certain Covenants—Limitations on Additional Indebtedness” and “—Limitations on Liens.”

The Notes are also structurally subordinated to all existing and future obligations, including Indebtedness, of any Unrestricted Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuers and the holders of the Issuers’ Indebtedness, including the Notes.

Note Guarantees

The Indenture provides that the Issuers’ obligations under the Notes and the Indenture will be jointly and severally guaranteed (the “Note Guarantees”) by each Restricted Subsidiary that guarantees any Indebtedness under any Credit Facility, or is a borrower under any Credit Facility and each other Restricted Subsidiary that the Issuers otherwise cause to become a Guarantor pursuant to the terms of the Indenture.

As of the date of this prospectus, all of our Subsidiaries (other than Cornerstone) have guaranteed the Notes.

As of the date of this prospectus, all of our Subsidiaries are also “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Limitation on Designation of Unrestricted Subsidiaries,” the Partnership is permitted to designate any of its Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee and its obligations under the Indenture; and

•	the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Partnership for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Guarantor under its Note Guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such

Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

A Guarantor shall be released from its obligations under its Note Guarantee and its obligations under the Indenture:

•	in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Partnership and the Restricted Subsidiaries;

•	if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively;

•	if such Guarantor shall cease to be a guarantor or co-borrower under the Credit Facility; or

•	upon Legal Defeasance or Covenant Defeasance as described below under the caption “—Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the Indenture as described below under the caption “—Satisfaction and Discharge.”

Optional Redemption

Except as set forth below, the Notes may not be redeemed prior to June 1, 2016. At any time or from time to time on or after June 1, 2016, the Issuers, at their option, may redeem the Notes, in whole or in part, upon prior notice as described below under “—Selection and Notice of Redemption,” at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning June 1 of the years indicated:

Year	Optional Redemption Price
2016	105.906%
2017	103.938%
2018	101.969%
2019 and thereafter	100.000%

At any time prior to June 1, 2016, the Issuers may, on one or more occasions, redeem all or any portion of the Notes, upon prior notice as described below under “—Selection and Notice of Redemption,” at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the date of redemption, including accrued and unpaid interest to the redemption date.

Redemption with Proceeds from Equity Offerings

At any time or from time to time prior to June 1, 2016, the Issuers, at their option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture (including any Additional Notes), but in an amount no greater than the net cash proceeds of one or more Qualified Equity Offerings, upon prior notice as described below under “—Selection and Notice of Redemption,” at a redemption price equal to 107.875% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 180 days of the date of the closing of any such Qualified Equity Offering.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and in accordance with the applicable procedures of The Depository Trust Company (“DTC”); provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under “—Optional Redemption—Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the applicable procedures of DTC), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail (or delivered electronically in the case of Notes in global form held by DTC) at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Notice of any redemption upon any Qualified Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering.

Change of Control

Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuers purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within 30 days following any Change of Control, the Issuers will send, or caused to be sent, to the Holders a notice:

(1)	describing the transaction or transactions that constitute the Change of Control;

(2)	offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is sent) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3)	describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuers will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuers will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control, and a holder will not have the right to require the Issuers to repurchase any notes pursuant to a Change of Control Offer, if (i) a third party makes an offer to purchase the Notes in the manner, at the times and otherwise in substantial compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer and purchases all Notes that have been validly tendered and not withdrawn under such purchase offer, (ii) a notice to redeem all outstanding Notes has been given pursuant to “—Optional Redemption” above, unless and until the Issuers have defaulted in the payment of the applicable redemption price, or (iii) if, in connection with or in contemplation of any Change of Control, the Issuers have made an offer to purchase (an “Alternate Offer”) any and all validly tendered notes at a cash price equal to or higher than the Change of Control Payment and have purchased all properly tendered notes in accordance with the terms of such Alternate Offer.

A Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the offer.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such notes in a Change of Control Offer or Alternate Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the validly tendered Notes that are not validly withdrawn by such holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer of Alternate Offer, as applicable, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest thereon, if any, to the date of redemption.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under the definition of “Change of Control” and “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Partnership, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Partnership to purchase Notes.

The Issuers will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitations on Additional Indebtedness

The Partnership will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Partnership, Cornerstone or any Guarantor may incur additional Indebtedness and any Restricted Subsidiary may incur Acquired Indebtedness, in each case, if, (x) after giving effect thereto, the Consolidated Interest Coverage Ratio of the Partnership and the Restricted Subsidiaries would be at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds) (the “Coverage Ratio Exception”) and (y) no Default will have occurred and be continuing or would occur as a consequence of incurring the Indebtedness or transactions relating to such incurrence.

Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):

(1)	Indebtedness of the Partnership or any Restricted Subsidiary under the Credit Facilities (it being understood that the Credit Agreement as in effect on the Issue Date is a “Credit Facility” permitted to be incurred under this clause (1)) in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $200.0 million, or (ii) at the time of incurrence thereof, two times the Consolidated Cash Flow of the Partnership and its Restricted Subsidiaries for the four full fiscal quarters for which financial statements are publicly available determined on a pro forma basis as set forth in the definition of Consolidated Interest Coverage Ratio;

(2)	the Notes issued on the Issue Date and the Note Guarantees;

(3)	Indebtedness of the Partnership and the Restricted Subsidiaries to the extent outstanding on the Issue Date giving effect to the use of proceeds of the Existing Notes (other than Indebtedness referred to in clause (1), (2) or (5));

(4)	Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Partnership or any Restricted Subsidiary and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5)	(x) Indebtedness of the Partnership owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Partnership or any other Restricted Subsidiary and (y) guarantees by the Partnership of any Indebtedness of a Restricted Subsidiary and guarantees by any Restricted Subsidiary that is a Guarantor of any Indebtedness of the Partnership or any other Restricted Subsidiary that is a Guarantor; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Partnership or a Restricted Subsidiary, the Partnership or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6)	Indebtedness in respect of bid, performance or surety bonds issued for the account of the Partnership or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Partnership or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7)	Purchase Money Indebtedness incurred by the Partnership or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding the greater of $12.5 million and 1.0% of Consolidated Net Tangible Assets;

(8)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(9)	Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10)	Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above or this clause (10);

(11)	Indebtedness arising or in connection with the guarantee of Indebtedness of the General Partner incurred to maintain its interest in the Partnership upon the issuance of Equity Interests by the Partnership, in an aggregate amount not to exceed $3.0 million at any time outstanding;

(12)	Indebtedness of the Partnership or any Restricted Subsidiary in an aggregate amount not to exceed at any time outstanding the greater of $25.0 million and 2.00% of Consolidated Net Tangible Assets; and

(13)	unsecured Indebtedness of the Partnership or any of its Restricted Subsidiaries to Cemetery Non-Profits in connection with a Cemetery Management or Operating Agreement.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (13) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Partnership shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above, and may later reclassify any item of Indebtedness described in clauses (1) through (13) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

Limitations on Restricted Payments

The Partnership will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment, (i) no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) either:

(1)	if (i) the Consolidated Interest Coverage Ratio for the Partnership’s four most recent fiscal quarters for which financial statements are publicly available is not less than 1.85 to 1.0 and (ii) the Consolidated Leverage Ratio of the Partnership for the four most recent fiscal quarters for which financial statements are publicly available is no greater than 4.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

(a)	Available Cash from Operating Surplus as of the end of the immediately preceding quarter, plus

(b)

the sum of (i) the aggregate net cash proceeds of any (A) substantially concurrent capital contribution to the Partnership from any Person made on or after the Issue Date or (B) substantially concurrent issuance and sale (other than to a Restricted Subsidiary of the Partnership) made on or after the Issue Date of Qualified Equity Interests of the Partnership or from the issuance or sale made on or after the Issue Date of convertible or exchangeable Disqualified Equity Interests or convertible or exchangeable debt securities of the Partnership that have been converted into or exchanged for such Equity Interests (other than Disqualified Equity Interests) (with a Restricted Payment being deemed substantially concurrent if such capital contribution, issuance, sale, conversion or exchange occurs within 120 days of such Restricted

Payment), other than (I) any such proceeds which are used to redeem Notes in accordance with the second paragraph under “—Optional Redemption—Redemption with Proceeds from Equity Offerings,” or (II) any such proceeds or assets received from a Subsidiary of the Partnership, plus

(c)	to the extent that any Investment that was treated as a Restricted Payment and that was made on or after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of the refund of capital or similar payment made in cash or Cash Equivalents with respect to such Investment (less the cost of such disposition, if any) and the initial amount of such Investment that was treated as a Restricted Payment (other than to a Restricted Subsidiary of the Partnership), plus

(d)	the net reduction in Investments treated as Restricted Payments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Partnership or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from Redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (items (b), (c) and (d) being referred to as “Incremental Funds”), minus

(e)	the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) or clause (2) below; or

(2)	if (x) the Consolidated Interest Coverage Ratio for the Partnership’s four most recent fiscal quarters for which financial statements are publicly available is less than 1.85 to 1.0 or (y) the Consolidated Leverage Ratio of the Partnership for the four most recent fiscal quarters for which financial statements are publicly available is greater than 4.75 to 1.0, such Restricted Payment together with the aggregate amount of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on common units of the Partnership, plus the related distribution on the general partner interest) is less than the sum, without duplication, of:

(a)	$30.0 million less the aggregate amount of all prior Restricted Payments made by the Partnership and its Restricted Subsidiaries pursuant to this clause (2)(a) since the Issue Date, plus

(b)	Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

For the avoidance of doubt, Incremental Funds can only be used under clause (1) above if they have not been otherwise included in Available Cash from Operating Surplus.

The foregoing provisions will not prohibit:

(1)	the payment by the Partnership or any Restricted Subsidiary of any dividend or distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2)	the redemption of any Equity Interests of the Partnership or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds;

(3)

the redemption of Subordinated Indebtedness of the Partnership or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (with an exchange or sale being deemed substantially concurrent if such redemption occurs within 120 days of such sale); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds; (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness” covenant and the other terms of the Indenture or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Partnership shall have complied with the covenants described under “—Change of Control” and “—Limitations on Asset Sales” and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

(4)	the payment of any dividend or distribution by a Restricted Subsidiary of the Partnership to the holders of its Equity Interests on a pro rata basis; or

(5)	the redemption of any Equity Interests of the Partnership or any Restricted Subsidiary of the Partnership pursuant to any director or employee equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such redeemed Equity Interests may not exceed $5.0 million in any calendar year, with any portion of such $5.0 million amount that is unused in any calendar year to be carried forward to the next calendar years and added to such amount; provided, further, that such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received by the Partnership or any of the Restricted Subsidiaries from the sale of Equity Interests of the Partnership to members of management or directors of the Partnership or its Affiliates that occurs on or after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (1)(b) of the first paragraph above), plus (b) the cash proceeds of key man life insurance policies received by the Partnership or any of the Restricted Subsidiaries after the Issue Date;

(6)	any redemption of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests;

(7)	in connection with an acquisition by the Partnership or any of its Restricted Subsidiaries, the return to the Partnership or any of its Restricted Subsidiaries of Equity Interests of the Partnership or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims;

(8)	payments or distributions to dissenting holders of any Equity Interests pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets; and

(9)	the declaration and payment of scheduled or accrued dividends to holders of any class of or series of Disqualified Equity Interests of the Partnership or any of its Restricted Subsidiaries issued on or after the Issue Date in accordance with the covenant captioned “—Limitations on Additional Indebtedness.”

In computing the amount of Restricted Payments previously made for purposes of the first paragraph of this section, Restricted Payments made under clauses (1) (but only if the declaration of such dividend or other distribution has not been counted in a prior period) and, to the extent of amounts paid to holders other than Partnership or a Restricted Subsidiary, (4) and (5) of this paragraph shall be included, and Restricted Payments made under clauses (2) and (3) and, except to the extent noted above, (4), (6), (7), (8), and (9) of this paragraph shall not be included. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment (or, in the case of a non-cash dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Partnership or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

For the purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)-(9), the Partnership will be permitted to classify (or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Partnership will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)	pay dividends or make any other distributions on or in respect of its Equity Interests; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common securities of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Equity Interests for purposes of this covenant;

(b)	make loans or advances or pay any Indebtedness or other obligation owed to the Partnership or any other Restricted Subsidiary; or

(c)	transfer any of its assets to the Partnership or any other Restricted Subsidiary;

except for:

(1)	encumbrances or restrictions existing under or by reason of applicable law, rule, regulation or order, licenses, permits or similar governmental, judicial or regulatory restriction (including without limitation with respect to funds the Partnership or its Restricted Subsidiaries have deposited into perpetual care trusts and merchandise funds trusts);

(2)	encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

(3)	non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4)	encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Facilities) as in effect on that date;

(5)	encumbrances or restrictions relating to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6)	encumbrances or restrictions imposed under any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale;

(7)	any encumbrance or restriction contained in any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8)	any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

(9)	customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10)	Purchase Money Indebtedness or Hedging Obligations incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11)	encumbrances or restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; and

(12)	any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments or refinancings are, in the good faith judgment of the Partnership’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on Transactions with Affiliates

The Partnership will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Partnership or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Partnership or that Restricted Subsidiary from a Person that is not an Affiliate of the Partnership or that Restricted Subsidiary; and

(2)	the Partnership delivers to the Trustee:

(a)	with respect to any Affiliate Transaction involving aggregate value in excess of $7.5 million but less than $15.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above;

(b)	with respect to any Affiliate Transaction involving aggregate value of at least $15.0 million but less than $30.0 million, a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the disinterested members of the Board of Directors of the Partnership approving such Affiliate Transaction; or

(c)	with respect to any Affiliate Transaction involving aggregate value of $30.0 million or more, a written opinion as to the fairness of such Affiliate Transaction to the Partnership or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor to the Board of Directors of the Partnership.

The foregoing restrictions shall not apply to:

(1)	transactions exclusively between or among (a) the Partnership and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; or

(2)	customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements;

(3)	Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Limitations on Restricted Payments” and Permitted Investments;

(4)	such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Equity Interests of the Partnership or any Restricted Subsidiary where such Person is treated no more favorably than the holders of Indebtedness or Equity Interests of the Partnership or any Restricted Subsidiary who are not Affiliates of the Partnership;

(5)	the existence of, or the performance by the Partnership or any Restricted Subsidiary of its obligations under the terms of, (i) any agreements that (x) are described in the Annual Report on Form 10-K of the Partnership for the year ended December 31, 2012 under the heading “Certain Relationships and Related Party Transactions, and Director Independence” to which it is a party on the terms described in such Annual Report on Form 10-K or (y) form part of an Affiliate Transaction that meets the requirements of subclauses (1) and (2) of the first paragraph of this covenant, or (ii) any amendments to such agreements that are not less favorable to the Holders in any material respect;

(6)	the issuance or sale for cash of Qualified Equity Interests to an Affiliate; and

(7)	transactions between or among the Partnership or any of its Restricted Subsidiaries and a Cemetery Non-Profit in connection with a Cemetery Management or Operating Agreement.

Limitations on Liens

The Partnership shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Partnership or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:

(1)	in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Partnership or such Restricted Subsidiary, as the case may be; and

(2)	in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same assets of the Partnership or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales

The Partnership will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)	the Partnership or any Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2)	at least 75% of the consideration in such Asset Sale consists of cash or Cash Equivalents.

For purposes of clause (2), the following shall be deemed to be cash:

(a)	the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Partnership or any Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Partnership or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b)	the amount of any obligations received from such transferee that are within 90 days converted by the Partnership or any Restricted Subsidiary to cash (to the extent of the cash actually so received),

(c)	the Fair Market Value of (i) any assets (other than securities) received by the Partnership or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Partnership or (iii) a combination of (i) and (ii), and

(d)	any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater of (x) $20.0 million or (y) 1.5% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

If at any time any non-cash consideration received by the Partnership or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Partnership or any Restricted Subsidiary engages in an Asset Sale, the Partnership or any Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1)	satisfy all mandatory repayment obligations under the Credit Agreement arising by reason of such Asset Sale, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

(2)	repay any Indebtedness which was secured by the assets sold in such Asset Sale;

(3)	(a) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities) to be used by the Partnership or any Restricted Subsidiary in the Permitted Business, (b) acquire Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (c) a combination of (a) and (b); and/or

(4)	make a Net Proceeds Offer (and redeem Pari Passu Indebtedness) in accordance with the procedures described below and in the Indenture.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Issuers will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Partnership the provisions of which require the Partnership to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1)	the Issuers will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2)	the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3)	if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4)	upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes purchased pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Partnership or any Restricted Subsidiary may use the Net Proceeds Deficiency, or a portion thereof, for any purpose permitted by the Indenture.

In the event of the disposition of substantially all (but not all) of the assets of the Partnership and the Restricted Subsidiaries in a transaction covered by and effected in accordance with the covenant described under “—Limitations on Mergers, Consolidations, Etc.,” the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Partnership and the Restricted Subsidiaries not so disposed of for purposes of this covenant, and the successor shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

The Issuers will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitations on Asset Sales” provisions of the Indenture, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the “Limitations on Asset Sales” provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

The Partnership may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Partnership as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)	no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)	the Partnership would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “—Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Partnership’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1)	is not party to any agreement, contract, arrangement or understanding with the Partnership or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Partnership or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates; and

(2)	is a Person with respect to which neither the Partnership nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitations on Additional Indebtedness” or the Lien is not permitted under the covenant described under “—Limitations on Liens,” the Partnership shall be in default of the applicable covenant.

The Partnership may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)	no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)	all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Partnership, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on Mergers, Consolidations, Etc.

Neither of the Issuers may, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another Person, or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Partnership and the Restricted Subsidiaries (taken as a whole) unless:

(1)	either:

(a)	such Issuer will be the surviving or continuing Person; or

(b)	the Person formed by or surviving such consolidation or merger or to which such sale, assignment, lease, transfer, conveyance or other disposition shall be made (collectively, the “Successor”) is a Person organized and existing under the laws of any State of the United States of America or the District of Columbia (provided that Cornerstone may not consolidate or merge with or into any entity other than a corporation satisfying such requirement for so long as the Partnership is not a corporation), and the Successor expressly assumes, by supplemental indenture or other agreements, all of the obligations of such Issuer under the Notes and the Indenture;

(2)	immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis,

(a)	no Default shall have occurred and be continuing; and

(b)	the Partnership or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

For purposes of the foregoing, the disposition (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Partnership and the Restricted Subsidiaries (taken as a whole), will be deemed to be, the disposition of all or substantially all of the assets of the Partnership and the Restricted Subsidiaries (taken as a whole).

Upon any consolidation or merger of an Issuer or a Guarantor, or any disposition of all or substantially all of the assets of an Issuer in accordance with the foregoing, in which such Issuer or Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which such Issuer or Guarantor is merged or the Person to which the disposition is made will succeed to, and be substituted for, and may exercise every right and power of, such Issuer or Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as such Issuer or Guarantor and, except in the case of a lease, such Issuer or Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of such Issuer’s or Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, the Partnership may reorganize as any other form of entity in accordance with the procedures established in the Indenture, provided that:

(1)	reorganization involves the conversion (by merger, sale, legal conversion, contribution or exchange of assets or otherwise) of the Partnership into a form of entity other than a limited partnership formed under Delaware law;

(2)	the entity so formed by or resulting from such reorganization is a Person organized or existing under the laws of the United States, any State thereof or the District of Columbia;

(3)	the entity so formed by or resulting from such reorganization assumes all of the obligations of the Partnership under the Notes and the Indenture pursuant to a supplemental indenture or other agreements;

(4)	immediately after such reorganization no Default or Event of Default exists; and

(5)	such reorganization is not materially adverse to the Holders of the Notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered materially adverse to the Holders of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or sell or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to the Partnership or another Restricted Subsidiary.

Additional Note Guarantees

If the Partnership or any of its Restricted Subsidiaries acquires or creates another Subsidiary (other than a Subsidiary that has been designated an Unrestricted Subsidiary) and such Subsidiary guarantees or otherwise incurs any Indebtedness under a Credit Facility, then that newly acquired or created Subsidiary shall become a Guarantor within 30 days of the date on which it guaranteed such other Indebtedness or become a borrower under such Credit Facility and, the Partnership shall cause such Restricted Subsidiary to:

(1)	execute and deliver to the Trustee (a) a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2)	deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms, subject to customary exceptions.

Conduct of Business

The Partnership will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Partnership will (i) furnish to the Holders of Notes (with a copy to the Trustee) or (ii) file electronically with the SEC through the SEC’s

Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods applicable to a non-accelerated filer under Section 13(a) or 15(d) of the Exchange Act:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Partnership were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Partnership’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Partnership were required to file these reports.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or other information required by this covenant shall be deemed to be cured (and the Partnership shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or information as contemplated by this covenant (but without regard to the date on which such report or information is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders or the Trustee under “—Events of Default” if payment of the Notes has been accelerated in accordance with the Indenture and not rescinded or cancelled prior to such cure.

Events of Default

Each of the following is an “Event of Default”:

(1)	failure by the Issuers to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)	failure by the Issuers to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)	failure by the Issuers to comply with any of their agreements or covenants described above under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” or in respect of their obligations to purchase Notes when required by a Change of Control Offer as described under “—Change of Control”;

(4)	failure by the Partnership to perform or comply with the covenant described under “—Reports” and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Partnership by the Trustee or by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5)	failure by the Issuers to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after written notice of the failure has been given to the Partnership by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(6)	default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Partnership or any Restricted Subsidiary, which default:

(a)	is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof,

(b)	results in the acceleration of such Indebtedness prior to its express final maturity, or

(c)	results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and

(d)	in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $10.0 million or more; provided, however, that if, prior to any acceleration of the Notes, (i) any such default is cured or waived, (ii) any such acceleration of such Indebtedness is rescinded, or (iii) such Indebtedness is repaid during the 30 day period commencing upon the end of any applicable grace period for such default or the occurrence of such acceleration of such Indebtedness, as applicable, any Default or Event of Default (but not any acceleration) caused by such Payment Default or acceleration of such Indebtedness shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7)	one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Partnership or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(8)	the Partnership or any Significant Subsidiary or the General Partner pursuant to or within the meaning of any Bankruptcy Law:

(a)	commences a voluntary case,

(b)	consents to the entry of an order for relief against it in an involuntary case,

(c)	consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)	makes a general assignment for the benefit of its creditors;

(9)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)	is for relief against the Partnership or any Significant Subsidiary as debtor in an involuntary case,

(b)	appoints a Custodian of the Partnership or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Partnership or any Significant Subsidiary, or

(c)	orders the liquidation of the Partnership or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(10)	the Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

If an Event of Default (other than an Event of Default specified in clause (8) or (9) above with respect to the Partnership), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Partnership, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Partnership and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable (a) if there is no Indebtedness outstanding under any Credit Facility at such time, immediately and (b) if otherwise, upon the earlier of (x) the final maturity (after giving effect to any applicable grace period or extensions thereof) or an acceleration of any Indebtedness under any Credit Facility prior to the express final stated maturity thereof and (y) five business days after the representative under each Credit Facility receives the acceleration declaration, but, in the case of this clause (b) only, if such Event of Default is then continuing; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the

Indenture. If an Event of Default specified in clause (8) or (9) with respect to the Partnership occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Indenture provides that if a Default with respect to the Notes occurs and is continuing and is known to the Trustee, the Trustee shall, within 90 days after the occurrence of such Default, give the Holders notice thereof; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1)	has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)	has been offered security or indemnity satisfactory to it; and

(3)	has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “—Events of Default” section).

The Indenture requires the Issuers to deliver to the Trustee annually an Officers’ Certificate regarding compliance with the Indenture and, upon any Officer of the Issuers becoming aware of any Default, a statement specifying such Default and what action the Issuers are taking or propose to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1)	rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2)	the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)	the rights, powers, trust, duties, and immunities of the Trustee, and the Issuers’ obligation in connection therewith, and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply.

The Issuers may exercise their Legal Defeasance option regardless of whether they previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuers must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuers, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the Notes;

(2)	in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

(a)	the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4)	no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)	the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit and the granting of Liens to secure such borrowings);

(6)	the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by them with the intent of preferring the Holders over any other of their creditors or with the intent of defeating, hindering, delaying or defrauding any other of their creditors or others; and

(7)	the Issuers shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

(1)	all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)	(a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under “—Optional Redemption,” and, in any case, the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(3)	the Issuers have paid all sums payable by them under the Indenture, and

(4)	the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at stated maturity or on the date of redemption, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuers, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer of or exchange a Note between a record date and the next succeeding interest payment date.

The New Notes will be issued in registered form, and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:

(1)	reduce, or change the maturity of, the principal of any Note;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuers to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

(4)	make any Note payable in money or currency other than that stated in the Notes;

(5)	modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6)	reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7)	waive a default in the payment of principal of or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8)	impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9)	release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(10)	make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuers, the Guarantors and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer’s or a Guarantor’s obligations to the Holders in the case of a merger, consolidation or disposition of all or substantially all of the assets in accordance with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to secure the Notes or any Note Guarantee in accordance with “—Certain Covenants—Limitations on Liens,” to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of this “Description of the Notes,” to make any change that does not materially adversely affect the rights of any Holder or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

After an amendment requiring the approval of Holders becomes effective, the Issuers will send to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Stockholders and Members

No director, officer, employee, incorporator, member, partner, unitholder or stockholder of the Issuers or any Guarantor will have any liability for any obligations of the Issuers under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

Wilmington Trust, National Association is the Trustee under the Indenture and acts also as Registrar and Paying Agent with regard to the Notes. The Indenture limits the rights of the Trustee, should it become a creditor of the Issuers or the Guarantors, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs and is not cured, the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder have offered to the Trustee security or indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes and the Note Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Book-Entry; Delivery and Form

The certificates representing the New Notes will be issued in fully registered form without interest coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, New Notes will be issued in global form (collectively, the “Global Notes”).

Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, Global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below, beneficial interests in Global Notes may not be exchanged for Notes in definitive or certificated form (“Certificated Notes”), and owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes. See “—Exchange of Global Notes for Certificated Notes.”

Transfers of beneficial interests in Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters of the particular New Notes with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in Global Notes).

Investors in New Notes represented by a Global Note who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the New Notes represented by a Global Note who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in DTC. All interests in a Global Note may be subject to the procedures and requirements of DTC. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through their respective depositaries, which in turn will hold such interests in their names on the books of DTC. Interests in a Global Note held through Euroclear or Clearstream may be subject to the procedures and requirements of those systems (as well as to the procedures and requirements of DTC). The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to Persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

Except as described below, owners of any interest in Global Notes will not have Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and premium, if any, and interest on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee will treat the Persons in whose names notes, including Global Notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date.

Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuers. Neither the Issuers nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of any Notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositary for either Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a Holder only at the direction of one or more Participants to whose account DTC has credited the interests in Global Notes and only in respect of the portion of the aggregate principal amount of the Notes as to which that Participant or those Participants has or have given the relevant direction. However, if there is an Event of Default under the Indenture, DTC reserves the right to exchange the each Global Note for Certificated Notes, and to distribute those Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among Participants, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. Neither the Issuers nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

•	DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the applicable Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

•	the Issuers, at their option, notifies the Trustee in writing that they elect to cause the issuance of Certificated Notes; or

•	there has occurred and is continuing a Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Same-Day Settlement and Payment

The Issuers will make payments in respect of all Notes represented by Global Notes, including payments of principal, premium, if any, and interest, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal of, and premium, if any, and interest on, Certificated Notes in the manner described above under “—Methods of Receiving Payments on the Notes.” Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Partnership or any Restricted Subsidiary, any Indebtedness of a Person (other than the Partnership or a Restricted Subsidiary) existing at the time such Person is merged with or into the Partnership or a Restricted Subsidiary, or Indebtedness expressly assumed by the Partnership or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under “—Certain Covenants—Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which Beneficially Owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is Beneficially Owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the Note; or

(2)	the excess of:

(a)	the present value at such redemption date of (i) the redemption price of the Note at June 1, 2016 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”), plus (ii) all required interest payments due on the note through June 1, 2016 (excluding accrued and unpaid interest due on the Note to the redemption date), computed at a discount on the basis of semi-annual compounding using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the principal amount of such Note.

“asset” means any asset or property.

“Asset Acquisition” means

(1)	an Investment by the Partnership or any Restricted Subsidiary of the Partnership in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Partnership, or shall be merged with or into the Partnership or any Restricted Subsidiary of the Partnership, or

(2)	the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Partnership or any Restricted Subsidiary to any Person other than the Partnership or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Partnership or any of its Restricted Subsidiaries (other than Equity Interests in Unrestricted Subsidiaries) other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1)	transfers of cash or Cash Equivalents;

(2)	transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.”;

(3)	Permitted Investments and Restricted Payments permitted under the covenant described under “—Certain Covenants—Limitations on Restricted Payments”;

(4)	the creation of or realization on any Lien permitted under the Indenture;

(5)	transfers of damaged, worn-out or obsolete equipment or assets that, in the Partnership’s reasonable judgment, are no longer used or useful in the business of the Partnership or its Restricted Subsidiaries;

(6)	sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Partnership or any Restricted Subsidiary to the extent not materially interfering with the business of the Partnership and the Restricted Subsidiaries;

(7)	Permitted Asset Swaps;

(8)	any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $3.0 million.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date. For the avoidance of doubt, all the defined terms used in the definition of “Available Cash” in the

Partnership Agreement shall have the meaning assigned to such terms in the Partnership Agreement, as in effect on the Issue Date.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person will be deemed not to Beneficially Own securities that are the subject of a stock or unit purchase agreement, merger agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York (or in the place of payment on the Notes) are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1)	marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within 360 days of the date of acquisition thereof;

(2)	demand and time deposits and certificates of deposit or acceptances, maturing within 360 days of the date of acquisition thereof, of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3)	commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not an Issuer or an Affiliate of the Partnership, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4)	repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5)	investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Cemetery Management or Operating Agreement” means an agreement pursuant to which the Partnership or any of its Restricted Subsidiaries agrees to manage the operations of any Person in the business of providing cemetery services and/or cemetery property or to operate such cemetery property.

“Cemetery Non-Profit” means a Person which (a) is organized as a non-profit entity, whether pursuant to Section 501 of the Code or otherwise and (b) which has contracted with the Partnership or any of its Restricted Subsidiaries for the provision of services under a Cemetery Management or Operating Agreement. All references in the indenture to accounting measures of the Partnership and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, shall be calculated to reflect the applicable amounts or eliminations allocable to any Cemetery Non-Profits (regardless of whether such Cemetery Non-Profits are Subsidiaries or Restricted Subsidiaries), as would be reflected in the consolidated financial statements of the Partnership for the applicable period or date of determination in accordance with GAAP.

“Change of Control” means the occurrence of any of the following events:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Equity Interests of the Restricted Subsidiaries) of the Partnership and the Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Partnership or the removal of the General Partner by the limited partners of the Partnership;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares;

(4)	the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors; and

(5)	any of the Issuers cease to be a direct or indirect Subsidiary of the Partnership.

Notwithstanding the preceding, a conversion of the Partnership or Cornerstone from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, provided that such conversion does not trigger a Change of Control under clauses (1) through (5) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Amortization Expense” for any period means the amortization expense of the Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1)	Consolidated Net Income, plus

(2)

in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Partnership by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a)	Consolidated Income Tax Expense,

(b)	Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c)	amortization of cemetery property,

(d)	Consolidated Depreciation Expense,

(e)	Consolidated Interest Expense,

(f)	expenses or charges relating to the Refinancing Transactions,

(g)	non-cash compensation expenses,

(h)	any net increase in deferred cemetery revenues and any net increase in deferred merchandise trusts revenues; provided, however, that the effects of realized gains or losses in connection with a material change to the composition of the assets in the perpetual trusts funds or the merchandise trusts funds shall be ignored for purposes of this clause (h), for the avoidance of doubt a net increase can be negative, and

(i)	charges or expenses resulting from the application of FASB ASC 805,

in each case determined on a consolidated basis in accordance with GAAP, minus

(3)	(a) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period and (b) minus the net increase in deferred cost of goods sold and minus the net increase in deferred selling and obtaining costs.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Partnership and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means the ratio of Consolidated Cash Flow of the Partnership and its Restricted Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are publicly available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Partnership or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)

any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Partnership or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions and operating or trust fund improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Partnership (regardless of whether those expense or cost savings or operating or trust fund improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1)	interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)	if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)	notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Partnership and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1)	imputed interest on Capitalized Lease Obligations,

(2)	commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)	the net costs associated with Hedging Obligations related to interest rates,

(4)	amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5)	the interest portion of any deferred payment obligations,

(6)	all other non-cash interest expense,

(7)	capitalized interest,

(8)	the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Partnership or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Partnership or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Partnership and the Restricted Subsidiaries, expressed as a decimal,

(9)	all interest payable with respect to discontinued operations, and

(10)	all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness.

“Consolidated Leverage Ratio” means the ratio of Funded Indebtedness of the Partnership and its Restricted Subsidiaries to Consolidated Cash Flow of the Partnership and its Restricted Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are publicly available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (the “Transaction Date”). For purposes of this definition, Consolidated Cash Flow and Indebtedness shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)	the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Partnership or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)	any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Partnership or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions and operating or trust fund improvement that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Partnership (regardless of whether those expense or cost savings or operating or trust fund improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

“Consolidated Net Income” for any period means the net income (or loss) of the Partnership and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)	the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Partnership or, subject to clause (3) below, any Restricted Subsidiary during such period;

(2)	except to the extent includible in the consolidated net income of the Partnership pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Partnership or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Partnership or any Restricted Subsidiary;

(3)	the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Partnership’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4)	any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Partnership or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Partnership or any Restricted Subsidiary or (b) any Asset Sale by the Partnership or any Restricted Subsidiary;

(5)	gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(6)	any net after-tax extraordinary gains or losses;

(7)	unrealized gains and losses with respect to Hedging Obligations; and

(8)	the cumulative effect of any change in accounting principles.

“Consolidated Net Tangible Assets” means, with respect to the Partnership and the Restricted Subsidiaries at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (1) all current liabilities reflected in such balance sheet and (2) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.”

“Credit Agreement” means the Third Amended and Restated Credit Agreement dated January 19, 2012 as amended, restated, modified or supplemented from time to time, by and among the StoneMor Operating LLC, as Borrower, various subsidiaries thereof as additional Borrowers, the Partnership and the General Partner, as Guarantors, Bank of America, N.A., as administrative agent and collateral agent, and the other lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time.

“Credit Facilities” means one or more debt facilities, credit agreements or indentures (which may be outstanding at the same time and including, without limitation, the Credit Agreement), in each case, as such agreements may be amended, refinanced or otherwise restructured, in whole or in part from time to time with respect to all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders, investor or noteholders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash Consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the chief financial officer of the Partnership and one other Officer, less the amount of cash or Cash Equivalents received in connection with subsequent sale of or collection on such Designated non-cash Consideration.

“Designation” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Partnership to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” respectively, and such Equity Interests specifically provide that the Partnership will not redeem any such Equity Interests pursuant to such provisions prior to the Partnership’s purchase of the Notes as required pursuant to the provisions described under “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” respectively.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Partnership or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee, in the case of amounts of $5.0 million or more and otherwise by an Officer of the Partnership.

“Funded Indebtedness” means, as of any date of determination, the sum of (a) the aggregate principal amount of Indebtedness of the Partnership and its Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on the balance sheet of the Partnership and its Subsidiaries prepared as of such date on a consolidated basis in accordance with GAAP (including the elimination in consolidation of Indebtedness to Cemetery Non-Profits in accordance with GAAP), plus (b) the aggregate principal amount of obligations for borrowed money that are outstanding as of such date of Persons other than the Partnership and its Subsidiaries, to the extent guaranteed by the Partnership or any of its Restricted Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the Issue Date.

“General Partner” means StoneMor GP LLC, a Delaware limited liability company.

“Guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Restricted Subsidiary of the Partnership on the Issue Date (other than Cornerstone), and each other Person that is required to, or at the election of the Issuers does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)	all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4)	all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5)	the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6)	all Capitalized Lease Obligations of such Person;

(7)	all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)	all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Partnership or the Partnership’s Subsidiaries that is guaranteed by the Partnership or the Partnership’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Partnership and the Partnership’s Subsidiaries on a consolidated basis;

(9)	to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(10)	all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Partnership’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Partnership and its Affiliates.

“Investments” of any Person means:

(1)	all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)	all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof); and

(3)	the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (3) shall be the Designation Amount determined in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Partnership or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Partnership shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained.

“Issue Date” means the date on which the Notes were originally issued, May 28, 2013.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1)	brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2)	provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)	amounts required to be paid to any Person (other than the Partnership or any Restricted Subsidiary and other than under a Credit Facility) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)	payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5)	appropriate amounts to be provided by the Partnership or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Partnership or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Obligation” means any principal, premium, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, in relation to any Person, any of the following: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of such Person (or, if such Person is organized as a limited partnership, its general partner).

“Officers’ Certificate” means a certificate signed by an Officer of each of the Issuers.

“Operating Surplus” shall have the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Partnership” means StoneMor Partners L.P., a Delaware corporation, and its successors and assigns.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners, L.P., dated as of September 9, 2008, as such may be amended, modified or supplemented from time to time.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of assets used in a Permitted Business or a combination of assets used in a Permitted Business and cash or Cash Equivalents between the Partnership or any of its Restricted Subsidiaries and another Person, or any transaction pursuant to Section 1031 of the Code.

“Permitted Business” means either (1) the businesses engaged in by the Partnership and the Partnerships’ Subsidiaries on the Issue Date as described in the offering memorandum respecting the Existing Notes and businesses that are reasonably related thereto or reasonable extensions thereof and (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“Permitted Investment” means:

(1)	Investments by the Partnership or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Partnership or a Restricted Subsidiary;

(2)	Investments in the Partnership by any Restricted Subsidiary;

(3)	Hedging Obligations entered into for bona fide hedging purposes of the Partnership or any Restricted Subsidiary not for the purpose of speculation;

(4)	cash and Cash Equivalents;

(5)	receivables owing to the Partnership or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Partnership or any such Restricted Subsidiary deems reasonable under the circumstances;

(6)	Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(7)	Investments made by the Partnership or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitations on Asset Sales”;

(8)	lease, utility and other similar deposits in the ordinary course of business;

(9)	Investments made by the Partnership or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Partnership;

(10)	other Investments in an aggregate amount not to exceed the greater of $15.0 million and 2.0% of Consolidated Net Tangible Assets at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value);

(11)	Investments of funds in perpetual care trusts and merchandise trusts in accordance with applicable law; and

(12)	Investments made by the Partnership or any Restricted Subsidiary in a Cemetery Non-Profit in the ordinary course of business pursuant to a Cemetery Management or Operating Agreement.

The amount of Investments outstanding at any time pursuant to clause (10) above shall be deemed to be reduced:

(a)	upon the disposition or repayment of or return on any Investment made pursuant to clause (10) above, by an amount equal to the return of capital with respect to such Investment to the Partnership or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and

(b)	upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Partnership’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (10) above.

“Permitted Liens” means the following types of Liens:

(1)	Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Partnership or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)	statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5)	judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6)	easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Partnership and the Restricted Subsidiaries taken as a whole;

(7)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Partnership or any Restricted Subsidiary, including rights of offset and setoff;

(9)	bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Partnership or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10)	leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Partnership or any Restricted Subsidiary;

(11)	Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12)	Liens securing all of the Notes and Liens securing any Note Guarantee;

(13)	Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Partnership or any Restricted Subsidiary and not for the purpose of speculation;

(14)	Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(15)	Liens in favor of the Issuers or a Guarantor;

(16)	Liens securing Indebtedness and related obligations under the Credit Facilities incurred pursuant to clause (1) of “—Certain Covenants—Limitations on Additional Indebtedness” (it being understood that the Credit Agreement as in effect on the Issue Date is a “Credit Facility” permitted to be incurred under clause (1) of “—Certain Covenants—Limitations on Additional Indebtedness”);

(17)	Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations; provided that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

(18)	Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Partnership or a Restricted Subsidiary;

(19)	Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Partnership or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); and

(20)

Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12), (14), (16), (17), (18) and (19); provided that in the case of Liens securing Refinancing

Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (14), (17), (18) and (19), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person, whether now outstanding or issued after the Issue Date.

“principal” means, with, respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Partnership or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Partnership or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 180 days after such acquisition of such asset by the Partnership or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Partnership.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Partnership made for cash on a primary basis by the Partnership after the Issue Date.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of any optional redemption of the Notes.

“Redesignation” has the meaning given to such term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Partnership or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Partnership or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1)	the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)	the obligor on Refinancing Indebtedness does not include any Person (other than the Issuers or any Guarantor) that is not an obligor on the Refinanced Indebtedness;

(3)	if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4)	the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(5)	the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6)	the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within one year of the incurrence of the Refinancing Indebtedness.

“Refinancing Transactions” means the issuance of the Notes and the related use of proceeds of the issuance of the Notes on the Issue Date.

“Reporting Default” refers to a Default under the covenant captioned “—Certain Covenants—Reports.”

“Restricted Payment” means any of the following:

(1)	the declaration or payment of any dividend or any other distribution on Equity Interests of the Partnership or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Partnership or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Partnership but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Partnership or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority holders of any Equity Interests of a Restricted Subsidiary;

(2)	the redemption of any Equity Interests of the Partnership or any Restricted Subsidiary, the General Partner or any equity holder of the Partnership, including, without limitation, any payment in connection with any merger or consolidation involving the Partnership but excluding any such Equity Interests held by the Partnership or any Restricted Subsidiary;

(3)	any Investment other than a Permitted Investment; or

(4)	any payment or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Partnership or any Restricted Subsidiary).

“Restricted Subsidiary” means any Subsidiary of the Partnership other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Partnership.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “—Events of Default” has occurred and is continuing, or which are being released from their Guarantees (in the case of clause (9) of the provisions described under “—Amendment, Supplement and Waiver”), would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Partnership or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Partnership.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2016; provided, however, that if the period from the redemption date to June 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Partnership will calculate the Treasury Rate prior to the applicable redemption date and file with the Trustee, before such redemption date, a written statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail, and the Trustee will have no responsibility for verifying any such calculation.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Partnership in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Partnership or through one or more Wholly-Owned Restricted Subsidiaries.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the new notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, holding or disposing of the new notes.

The new notes are being offered as additional notes under an indenture pursuant to which we issued $175.0 million in aggregate principal amount of our 7 7⁄8% senior notes due 2021 on May 28, 2013. We intend to treat the new notes offered hereby as issued in a “qualified reopening” of the existing notes for U.S. federal income tax purposes, and the following discussion assumes that the new notes will be so treated. Under this treatment, the new notes offered hereby will be deemed to be part of the same issue as the existing notes and will have the same issue date and the same issue price as the existing notes for U.S. federal income tax purposes. This discussion pertains only to the new notes offered hereby and does not apply to the existing notes.

This discussion is limited to holders that purchase the new notes in an offering at the price to be set forth on the front cover of the applicable prospectus supplement and that hold the new notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as U.S. federal estate and gift tax considerations), or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	dealers in securities or currencies;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding new notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	former U.S. citizens or long-term residents of the United States;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	entities that are tax-exempt for U.S. federal income tax purposes; and

•	partnerships and other pass-through entities and holders of interests therein.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds new notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships considering an investment in the new notes, and partners in such partnerships, should consult their tax advisors as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of the new notes.

INVESTORS CONSIDERING THE PURCHASE OF NEW NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Certain Additional Payments

In certain circumstances (see “Description of the Notes—Optional Redemption” and “Description of the Notes—Change of Control”), we may be obligated to pay amounts on the new notes that are in excess of stated interest or principal on the new notes. These potential payments may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” We do not intend to treat the possibility of paying such additional amounts as causing the new notes to be treated as contingent payment debt instruments. It is possible that the IRS may take a different position, in which case, if such position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate and applicable OID and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of the new notes. The remainder of this discussion assumes that the new notes will not be treated as contingent payment debt instruments. Prospective investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the new notes.

Tax Consequences to U.S. Holders

The following summary will apply to you if you are a U.S. holder of the new notes. You are a “U.S. Holder” for purposes of this discussion if you are a beneficial owner of a new note and you are for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident alien;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Stated Interest on the New Notes

Stated interest (other than pre-issuance accrued interest described below) on a new note generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Pre-Issuance Accrued Interest

A portion of the purchase price of the new notes will be attributable to the amount of interest accrued for the period from the latest interest payment date on the existing notes until the date of the issuance of the new notes (the “pre-issuance accrued interest”). Nevertheless, we will treat the notes for United States federal income tax purposes as having been purchased for a price that does not include any pre-issuance accrued interest. Based on this treatment, the portion of the first stated interest payment equal to the pre-issuance accrued interest will be treated as a non-taxable return of such pre-issuance accrued interest and, accordingly, will not be taxable as interest on the new notes.

Original Issue Discount

The existing notes were issued at an issue price equal to 97.832% of their stated principal amount. The excess of the stated principal amount of the existing notes over the issue price of the existing notes constitutes OID for federal income tax purposes. Because the new notes offered hereby will be treated as having the same issue date and issue price as the existing notes, the new notes also will be treated as having OID in the same amount as the existing notes. Accordingly you will be required to accrue any remaining OID with respect to the existing notes (which is equal to the excess of the stated principal amount of the new notes over the “adjusted issue price” of the existing notes (as defined below) as of the date of this offering) as described below, subject to an exception or offsetting adjustments as described below under “—Amortizable Bond Premium” and “—Acquisition Premium.”

You (whether a cash or accrual method taxpayer) generally will be required to include OID with respect to the new notes in gross income (as ordinary income) as the OID accrues (on a constant yield to maturity basis), before your receipt of cash payments attributable to such OID. In general, the amount of OID includible in your gross income will generally be equal to a ratable amount of OID with respect to the new note for each day in an accrual period during the taxable year or portion of the taxable year on which you held the new note. An accrual period may be of any length and the accrual periods may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (i) the product of the new note’s adjusted issue price at the beginning of such accrual period and its yield to maturity, determined on the basis of a compounding assumption that reflects the length of the accrual period over (ii) the sum of the stated interest payments on the new notes allocable to the accrual period. The adjusted issue price of a new note at the beginning of any accrual period generally equals the issue price of the new note increased by the amount of all previously accrued OID.

Amortizable Bond Premium

If you purchase a new note (excluding any amount properly allocable to pre-issuance accrued interest as described under “—Pre-Issuance Accrued Interest”) for an amount in excess of the sum of all amounts payable on the new note (other than payments of stated interest), such excess will constitute “amortizable bond premium.” Except as described below, if you purchase a new note with amortizable bond premium, you are not required to include any OID in your income. In addition, you may elect to amortize such premium using a constant yield method over the remaining term of the new note. The amount of premium amortized in any year will be treated as a reduction of your interest income from the new note and will reduce your adjusted tax basis in the new note. To the extent the amount of amortizable bond premium attributable to the current accrual period exceeds the amount of interest income for the current accrual period, your ability to deduct such excess is limited to the amount by which your total interest inclusions on the new note in prior accrual periods exceed the total amount of bond premium you deducted in prior accrual periods. If any of the excess bond premium is not deductible, that amount is carried forward to the next accrual period. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by you and may be revoked only with the consent of the IRS. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on the disposition of the new note.

Because under certain circumstances we may call the new notes at a price in excess of their principal amount, the amount payable on the new notes may not equal the stated principal amount for purposes of determining the amount of any amortizable bond premium and, as a result, you may be required to accrue OID on the new notes (subject to adjustments described under “—Acquisition Premium” below) and any amortization of bond premium may be reduced or delayed. You should consult your own tax advisor regarding the availability of the amortization of any amortizable bond premium.

Acquisition Premium

If you purchase a new note (excluding any amount properly allocable to pre-issuance accrued interest as described above under “—Pre-Issuance Accrued Interest”) for an amount in excess of its adjusted issue price as of the date of purchase but less than or equal to the sum of all amounts payable on the new note (other than payments of stated interest), you will be considered to have acquired the new note at an acquisition premium. Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the new note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

Disposition of the New Notes

You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a new note equal to the difference, if any, between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid interest (other than pre-issuance accrued interest), which will be taxable as ordinary interest income to the extent you have not previously included such amounts in income) and your adjusted tax basis in the new note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the new note. Your adjusted tax basis in the new note will generally equal the amount you paid for the new note (other than amounts paid with respect to any pre-issuance accrued interest), increased by any OID that has accrued and decreased by any amortizable bond premium or, if applicable, acquisition premium, you have previously amortized. Any gain or loss will be long-term capital gain or loss if you held the new note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest (and any accruals of OID) on, and the proceeds of the sale or other disposition (including a redemption, exchange or retirement) of, new notes held by you, and backup withholding will apply to such payments unless you provide to the applicable withholding agent your taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Additional Tax on Net Investment Income

An additional 3.8% tax is imposed on the “net investment income” of certain United States citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of property, such as the new notes, less certain deductions. You are encouraged to consult your tax advisor with respect to this additional tax and its applicability in your particular circumstances.

Tax Consequences to Non-U.S. Holders

The following summary will apply to you if you are a non-U.S. holder of the new notes. You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of a new note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Interest on the New Notes

Subject to the discussion of backup withholding and FATCA withholding, below, payments to you of interest (including any OID) on the new notes generally will not be subject to U.S. federal income tax and will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if you properly certify as to your foreign status, as described below, and:

•	you do not own, actually or constructively, own (i) 10% or more of our capital and profits interests or (ii) 10% or more of the total combined voting power of CFS West Virginia’s stock entitled to vote;

•	you are not a “controlled foreign corporation” that is related to StoneMor Partners or CFS West Virginia (actually or constructively);

•	you are not a bank whose receipt of interest on the new notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	interest on the new notes is not effectively connected with your conduct of a U.S. trade or business.

The portfolio interest exemption generally applies only if you appropriately certify as to your foreign status. You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) to the applicable withholding agent. If you hold the new notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an income tax treaty, or (ii) the payments of such interest are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by you in the United States) and you meet the certification requirements described below. See “—Income or Gain Effectively Connected with a U.S. Trade or Business.”

The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for a reduced rate under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld if you timely provide the required information or appropriate claim form to the IRS.

Disposition of the New Notes

Subject to the discussion of backup withholding and FATCA withholding, below, you generally will not be subject to U.S. federal income tax on any gain (excluding any amount attributable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Interest on the New Notes”) realized on the sale, redemption, exchange, retirement or other taxable disposition of a new note unless:

•	the gain is effectively connected with the conduct by you of a U.S. trade or business; or

•	you are a non-resident alien individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax in the manner described under “—Income or Gain Effectively Connected with a U.S. Trade or Business.” If you are a non-U.S. holder described in the second bullet point above, you will be subject to a flat 30% (or lower applicable income tax treaty rate) U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest (including any OID and excluding any pre-issuance accrued interest) on the new notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the new notes is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such interest or gain is attributable), then the interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if you were a U.S. holder. Effectively connected interest income will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable Form W-8). In addition, if you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business, subject to certain adjustments, may be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a new note and gain recognized on the disposition of a new note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by you of a U.S. trade or business.

Information Reporting and Backup Withholding

Payments to you of interest (including any OID) on a new note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which you reside or are established under the provisions of a specific treaty or agreement.

Backup withholding generally will not apply to payments to you of interest (including any OID) on a new note if the certification described in “—Tax Consequences to Non-U.S. Holders—Interest on the New Notes” is duly provided or you otherwise establish an exemption.

Proceeds from the disposition of a new note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor IRS Form W-8) and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any proceeds from the disposition of a new note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of a new note effected outside the United States by such a broker if it has certain relationships with the United States.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally impose a U.S. federal withholding tax of 30% on (i) payments of U.S. source interest (including any OID) on debt obligations issued on or after July 1, 2014 (or materially modified on or after that date in such a way that they are considered to be re-issued for U.S. federal income tax purposes) and (ii) payments of gross proceeds from the sale or other disposition of such debt obligations occurring after December 31, 2018, in each case, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless those entities comply with a complicated U.S. information reporting, disclosure and certification regime. Because the new notes will be deemed to have the same issue date as the existing notes (and will accordingly be treated as issued prior to July 1, 2014) for United States federal income tax purposes, FATCA will not apply to the new notes unless they are materially modified on a subsequent date.

THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF NEW NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

LEGAL MATTERS

In connection with particular offerings of the new notes in the future, the validity of such notes will be passed on by our counsel, Vinson & Elkins L.L.P. If certain legal matters in connection with an offering of the new notes made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements, incorporated in this Prospectus by reference from StoneMor Partners L.P. and subsidiaries’ (the “Company’s”) Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the estimated expenses (other than underwriting discounts and commissions) expected to be incurred by us in connection with the issuance and distribution of the securities registered hereby:

Expenses	Amount
Securities and Exchange Commission registration fee	$	*
FINRA filing fee		**
Legal fees and expenses		**
Accounting fees and expenses		**
Printing expenses		**
Listing expenses		**
Fees and expenses of the Trustee		**
Miscellaneous		**

TOTAL	$	**

*	The registrant is deferring payment on the registration fee in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities afforded and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

StoneMor Partners L.P. and StoneMor GP LLC

Pursuant to Section 7.7 of our Second Amended and Restated Agreement of Limited Partnership, dated as of September 9, 2008 (the “Partnership Agreement”), we are required to indemnify, among other persons, StoneMor GP LLC (the “General Partner”) and its affiliates, the officers, directors and managers of the General Partner, to the fullest extent permitted by law, subject to the terms of the Partnership Agreement, against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses) incurred by such persons. This indemnification is required unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud, willful misconduct or gross negligence. We are also required to indemnify the General Partner and its affiliates, the officers, directors and managers of the General Partner for criminal proceedings unless these persons acted with knowledge that their conduct was unlawful. Consequently, the General Partner and its affiliates, the officers, directors and managers of the General Partner could be indemnified for their negligent acts if they meet the requirements described in the Partnership Agreement. Any indemnification will be only out of our assets. Unless the General Partner otherwise agrees in its sole discretion, the General Partner will not be personally liable for, or have any obligation to contribute or loan funds or property to us to enable us to effectuate such indemnification. We are authorized to purchase insurance, on behalf of the General Partner, its affiliates and such other persons as the General Partner will determine, against any liability that may be asserted against or expenses that may be incurred by such persons in connection with our activities or such person’s activities on behalf of us, regardless of whether we have the power to indemnify those persons against liabilities under the Partnership Agreement.

In addition, pursuant to Section 9.3 of the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of May 21, 2014 (the “LLC Agreement”), the General Partner is required to indemnify, among other persons, its officers, directors and affiliates, to the fullest extent permitted by law, subject to the terms of LLC Agreement, against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses) incurred by such officers, directors and affiliates. The indemnification provisions of the LLC Agreement are similar to the indemnification provisions set forth in the Partnership

Agreement discussed above. The General Partner is authorized to purchase insurance on behalf of its officers, directors and affiliates, against any liability that may be asserted against or expenses that may be incurred by such persons in connection with the General Partner’s activities or the activities of such persons.

The General Partner has entered into separate indemnification agreements with its directors. The terms of those agreements are generally consistent with the terms of the indemnification provided by the LLC Agreement.

Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

The West Virginia Business Corporation Act (“WVBCA”) empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; and (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding; or (2) in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct described in article 8, section 852 of the WVBCA or that the proceeding involves conduct for which liability has been eliminated under the corporation’s articles of incorporation as authorized in the WVBCA; and (2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct described in article 8, section 851 of the WVBCA. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director or, if he is an officer but not a director, to the further extent as may be provided in the articles of incorporation, the bylaws, a board resolution or a contract, except as otherwise provided in the WVBCA. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities or arising from his status as a director or officer, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

The bylaws of Cornerstone Family Services of West Virginia Subsidiary, Inc. contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to the fullest extent permitted by applicable law, except (1) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the corporation in violation of certain federal securities laws, (2) upon a final unappealable judgment or award establishes that an officer or director engaged in self-dealing, willful misconduct or recklessness, (3) for expenses or liabilities of any type which have been paid for under a directors’

and officer’s liability insurance policy, (4) amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the corporation, or (5) such other exceptions as may be approved by the corporation’s board of directors.

Item 16.	Exhibits.

Exhibit Number	Description
1.1***	Form of Underwriting Agreement

3.1*	Certificate of Limited Partnership of StoneMor Partners L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 2004)

3.2*	Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of September 9, 2008 (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on September 15, 2008)

3.3**	Certificate of Incorporation of Cornerstone Family Services of West Virginia Subsidiary, Inc.

3.4**	Bylaws of Cornerstone Family Services of West Virginia Subsidiary, Inc.

4.1*	Indenture, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the guarantors named therein and Wilmington Trust, National Association, including Form of 7 7⁄8% Senior Note due 2021 (incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed on May 28, 2013)

4.2*	Supplemental Indenture No. 1, dated as of August 8, 2014, by and among Kirk & Nice, Inc., Kirk & Nice Suburban Chapel, Inc., StoneMor Operating LLC, and Osiris Holding of Maryland Subsidiary, Inc., subsidiaries of StoneMor Partners L.P. (or its successor), and Cornerstone Family Services of West Virginia Subsidiary, Inc., the Guarantors under the Indenture, dated as of May 28, 2013, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 10.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014)

4.3**	Form of Senior Indenture

4.4**	Form of Subordinated Indenture

5.1**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

5.2**	Opinion of Spilman, Thomas and Battle, PLLC, as to the legality of the securities being registered

8.1**	Opinion of Vinson & Elkins L.L.P. as to certain tax matters

12.1**	Computation of ratio of earnings to fixed charges

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1)

24.1**	Powers of Attorney (included on the signature pages to this registration statement)

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture governing the 7 7⁄8% senior notes due 2021

25.2****	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture

25.3****	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*	Incorporated by reference, as indicated.
**	Filed herewith.
***	To be filed as an Exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.
****	To be filed later in accordance with subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

StoneMor Partners L.P. hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under each of the Senior Indenture and the Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Commonwealth of Pennsylvania, on March 17, 2016.

STONEMOR PARTNERS L.P.

By:	STONEMOR GP LLC its General Partner

	By:	/s/ Sean P. McGrath
Sean P. McGrath
Chief Financial Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lawrence Miller and Sean P. McGrath as his lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 17, 2016.

Signature	Title

/S/ LAWRENCE MILLER Lawrence Miller	Chief Executive Officer, President, Chairman of the Board, Director (Principal Executive Officer)

/S/ SEAN P. MCGRATH Sean P. McGrath	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/S/ WILLIAM R. SHANE William R. Shane	Director

/S/ HOWARD L. CARVER Howard L. Carver	Director

/S/ JONATHAN A. CONTOS Jonathan A. Contos	Director

/S/ ALLEN R. FREEDMAN Allen R. Freedman	Director

Signature	Title

/S/ ROBERT B. HELLMAN, JR. Robert B. Hellman, Jr.	Director

/S/ MARTIN R. LAUTMAN, PH.D. Martin R. Lautman, Ph.D.	Director

/S/ LEO J. POUND Leo J. Pound	Director

/S/ FENTON R. TALBOTT Fenton R. Talbott	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Commonwealth of Pennsylvania, on March 17, 2016.

CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA SUBSIDIARY, INC.

By:	/s/ David Meyers
David Meyers
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David Meyers and Sean P. McGrath as his lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 17, 2016.

Signature	Title

/S/ DAVID MEYERS David Meyers	President and Chief Executive Officer (Principal Executive Officer)

/S/ SEAN P. MCGRATH Sean McGrath	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

/S/ LAWRENCE MILLER Lawrence Miller	Director

/S/ ALLEN R. FREEDMAN Allen R. Freedman	Director

/S/ ROBERT B. HELLMAN, JR. Robert B. Hellman, Jr.	Director

/S/ MARTIN R. LAUTMAN, PH.D. Martin R. Lautman, Ph.D.	Director

/S/ FENTON R. TALBOTT Fenton R. Talbott	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, State of Pennsylvania, on March 17, 2016.

STONEMOR OPERATING LLC

By:	/s/ Sean P. McGrath
Sean P. McGrath
Chief Financial Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lawrence Miller and Sean P. McGrath as his lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 17, 2016.

Signature	Title

/S/ LAWRENCE MILLER Lawrence Miller	President, Chief Executive Officer, Assistant Secretary, Chairman of the Board, Director (Principal Executive Officer)

/S/ SEAN P. MCGRATH Sean McGrath	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/S/ WILLIAM R. SHANE William R. Shane	Director

/S/ ALLEN R. FREEDMAN Allen R. Freedman	Director

/S/ ROBERT B. HELLMAN, JR. Robert B. Hellman, Jr.	Director

/S/ MARTIN R. LAUTMAN, PH.D. Martin R. Lautman, Ph.D.	Director

/S/ FENTON R. TALBOTT Fenton R. Talbott	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, State of Pennsylvania, on March 17, 2016.

ALLEGHANY MEMORIAL PARK SUBSIDIARY, INC.
ALTAVISTA MEMORIAL PARK SUBSIDIARY, INC.
ARLINGTON DEVELOPMENT COMPANY
AUGUSTA MEMORIAL PARK PERPETUAL CARE COMPANY
BIRCHLAWN BURIAL PARK SUBSIDIARY, INC.
BRONSWOOD CEMETERY, INC.
CEDAR HILL FUNERAL HOME, INC.
CEMETERY INVESTMENTS SUBSIDIARY, INC.
CHAPEL HILL ASSOCIATES, INC.
CHAPEL HILL FUNERAL HOME, INC.
COLUMBIA MEMORIAL PARK SUBSIDIARY, INC.
CORNERSTONE FAMILY INSURANCE SERVICES, INC.
CORNERSTONE FAMILY SERVICES OF NEW JERSEY, INC.
COVENANT ACQUISITION SUBSIDIARY, INC.
COVINGTON MEMORIAL FUNERAL HOME, INC.
COVINGTON MEMORIAL GARDENS, INC.
ELOISE B. KYPER FUNERAL HOME, INC.
FOREST LAWN GARDENS, INC.
FOREST LAWN MEMORIAL CHAPEL, INC.
FOREST LAWN MEMORY GARDENS, INC.
GLEN HAVEN MEMORIAL PARK SUBSIDIARY, INC.
HENRY MEMORIAL PARK SUBSIDIARY, INC.
KIRIS SUBSIDIARY, INC.
KIRK & NICE, INC.
KIRK & NICE SUBURBAN CHAPEL, INC.
LAKEWOOD/HAMILTON CEMETERY SUBSIDIARY, INC.
LAKEWOOD MEMORY GARDENS SOUTH SUBSIDIARY, INC.
LAUREL HILL MEMORIAL PARK SUBSIDIARY, INC.
LAURELWOOD HOLDING COMPANY
LEGACY ESTATES, INC.
LOEWEN [VIRGINIA] SUBSIDIARY, INC.
LORRAINE PARK CEMETERY SUBSIDIARY, INC.
MODERN PARK DEVELOPMENT SUBSIDIARY, INC.
OAK HILL CEMETERY SUBSIDIARY, INC.
OSIRIS HOLDING FINANCE COMPANY
OSIRIS HOLDING OF RHODE ISLAND SUBSIDIARY, INC.

By:	/s/ Frank Milles
Frank Milles
Vice President

OSIRIS MANAGEMENT, INC.
OSIRIS TELEMARKETING CORP.
PERPETUAL GARDENS.COM, INC.
PRINCE GEORGE CEMETERY CORPORATION
PVD ACQUISITIONS SUBSIDIARY, INC.
ROCKBRIDGE MEMORIAL GARDENS SUBSIDIARY COMPANY
ROSE LAWN CEMETERIES SUBSIDIARY, INCORPORATED
ROSELAWN DEVELOPMENT SUBSIDIARY CORPORATION
RUSSELL MEMORIAL CEMETERY SUBSIDIARY, INC.
SHENANDOAH MEMORIAL PARK SUBSIDIARY, INC.
SIERRA VIEW MEMORIAL PARK
SOUTHERN MEMORIAL SALES SUBSIDIARY, INC.
SPRINGHILL MEMORY GARDENS SUBSIDIARY, INC.
STAR CITY MEMORIAL SALES SUBSIDIARY, INC.
STEPHEN R. HAKY FUNERAL HOME, INC.
STITHAM SUBSIDIARY, INCORPORATED
STONEMOR ALABAMA SUBSIDIARY, INC.
STONEMOR CALIFORNIA, INC.
STONEMOR CALIFORNIA SUBSIDIARY, INC.
STONEMOR GEORGIA SUBSIDIARY, INC.
STONEMOR HAWAII SUBSIDIARY, INC.
STONEMOR NORTH CAROLINA FUNERAL SERVICES, INC.
STONEMOR OHIO SUBSIDIARY, INC.
STONEMOR PUERTO RICO CEMETERY AND FUNERAL, INC. (FORMERLY SCI PUERTO RICO FUNERAL AND CEMETERY SERVICES, INC.)
STONEMOR TENNESSEE SUBSIDIARY, INC.
STONEMOR WASHINGTON, INC.
SUNSET MEMORIAL GARDENS SUBSIDIARY, INC.
SUNSET MEMORIAL PARK SUBSIDIARY, INC.
TEMPLE HILL SUBSIDIARY CORPORATION
THE VALHALLA CEMETERY SUBSIDIARY CORPORATION
VIRGINIA MEMORIAL SERVICE SUBSIDIARY CORPORATION
W N C SUBSIDIARY, INC.
WICOMICO MEMORIAL PARKS SUBSIDIARY, INC.
WILLOWBROOK MANAGEMENT CORP.
ALLEGHANY MEMORIAL PARK LLC
ALTAVISTA MEMORIAL PARK LLC

By:	/s/ Frank Milles
Frank Milles
Vice President

BIRCHLAWN BURIAL PARK LLC
CEMETERY INVESTMENTS LLC
CEMETERY MANAGEMENT SERVICES, L.L.C.
CORNERSTONE TRUST MANAGEMENT SERVICES LLC (FORMERLY CEMETERY MANAGEMENT SERVICES OF MID-ATLANTIC STATES, L.L.C.)
CEMETERY MANAGEMENT SERVICES OF OHIO, L.L.C.
CMS WEST LLC
CMS WEST SUBSIDIARY LLC
COLUMBIA MEMORIAL PARK LLC
CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA LLC
CORNERSTONE FUNERAL AND CREMATION SERVICES LLC
COVENANT ACQUISITION LLC
GLEN HAVEN MEMORIAL PARK LLC
HENLOPEN MEMORIAL PARK LLC
HENLOPEN MEMORIAL PARK SUBSIDIARY LLC
HENRY MEMORIAL PARK LLC
JUNIATA MEMORIAL PARK LLC
KIRIS LLC
LAKEWOOD/HAMILTON CEMETERY LLC
LAKEWOOD MEMORY GARDENS SOUTH LLC
LAUREL HILL MEMORIAL PARK LLC
LOEWEN [VIRGINIA] LLC
LORRAINE PARK CEMETERY LLC
MODERN PARK DEVELOPMENT LLC
OAK HILL CEMETERY LLC
OSIRIS HOLDING OF MARYLAND LLC
OSIRIS HOLDING OF MARYLAND SUBSIDIARY, INC.
OSIRIS HOLDING OF PENNSYLVANIA LLC
OSIRIS HOLDING OF RHODE ISLAND LLC
PLYMOUTH WAREHOUSE FACILITIES LLC
PVD ACQUISITIONS LLC
ROCKBRIDGE MEMORIAL GARDENS LLC
ROLLING GREEN MEMORIAL PARK LLC
ROSE LAWN CEMETERIES LLC
ROSELAWN DEVELOPMENT LLC
RUSSELL MEMORIAL CEMETERY LLC
SHENANDOAH MEMORIAL PARK LLC
SOUTHERN MEMORIAL SALES LLC
SPRINGHILL MEMORY GARDENS LLC
STAR CITY MEMORIAL SALES LLC
STITHAM LLC

By:	/s/ Frank Milles
Frank Milles
Vice President

STONEMOR ALABAMA LLC
STONEMOR ARKANSAS SUBSIDIARY LLC
STONEMOR CEMETERY PRODUCTS LLC
STONEMOR COLORADO LLC
STONEMOR COLORADO SUBSIDIARY LLC
STONEMOR GEORGIA LLC
STONEMOR HAWAII LLC
STONEMOR HAWAIIAN JOINT VENTURE GROUP LLC
STONEMOR HOLDING OF PENNSYLVANIA LLC
STONEMOR ILLINOIS LLC
STONEMOR ILLINOIS SUBSIDIARY LLC
STONEMOR INDIANA LLC
STONEMOR INDIANA SUBSIDIARY LLC
STONEMOR IOWA LLC
STONEMOR IOWA SUBSIDIARY LLC
STONEMOR KANSAS LLC
STONEMOR KANSAS SUBSIDIARY LLC
STONEMOR KENTUCKY LLC
STONEMOR KENTUCKY SUBSIDIARY LLC
STONEMOR MICHIGAN LLC
STONEMOR MICHIGAN SUBSIDIARY LLC
STONEMOR MISSISSIPPI LLC
STONEMOR MISSISSIPPI SUBSIDIARY LLC
STONEMOR MISSOURI LLC
STONEMOR MISSOURI SUBSIDIARY LLC
STONEMOR NORTH CAROLINA LLC
STONEMOR NORTH CAROLINA SUBSIDIARY LLC
STONEMOR OHIO LLC
STONEMOR OKLAHOMA LLC
STONEMOR OKLAHOMA SUBSIDIARY LLC
STONEMOR OREGON LLC
STONEMOR OREGON SUBSIDIARY LLC
STONEMOR PENNSYLVANIA LLC
STONEMOR PENNSYLVANIA SUBSIDIARY LLC
STONEMOR PUERTO RICO LLC
STONEMOR PUERTO RICO SUBSIDIARY LLC
STONEMOR SOUTH CAROLINA LLC
STONEMOR SOUTH CAROLINA SUBSIDIARY LLC
STONEMOR WASHINGTON SUBSIDIARY LLC
SUNSET MEMORIAL GARDENS LLC
SUNSET MEMORIAL PARK LLC
TEMPLE HILL LLC
THE VALHALLA CEMETERY COMPANY LLC
TIOGA COUNTY MEMORIAL GARDENS LLC
VIRGINIA MEMORIAL SERVICE LLC
WNCI LLC
WICOMICO MEMORIAL PARKS LLC
WOODLAWN MEMORIAL PARK SUBSIDIARY LLC

By:	/s/ Frank Milles
Frank Milles
Vice President

STONEMOR FLORIDA LLC STONEMOR FLORIDA SUBSIDIARY LLC

By:	/s/ Kenneth E. Lee, Jr.
Kenneth E. Lee, Jr.
President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Frank Milles and Sean P. McGrath as his lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 17, 2016.

Signature	Title

/S/ LAWRENCE MILLER Lawrence Miller	Director/Manager/Governor

/S/ ALLEN R. FREEDMAN Allen R. Freedman	Director/Manager/Governor

/S/ ROBERT B. HELLMAN, JR. Robert B. Hellman, Jr.	Director/Manager/Governor

/S/ MARTIN R. LAUTMAN, PH.D. Martin R. Lautman, Ph.D.	Director/Manager/Governor

/S/ FENTON R. TALBOTT Fenton R. Talbott	Director/Manager/Governor

/S/ FRANK MILLES Frank Milles	Director

/S/ KENNETH E. LEE, JR. Kenneth E. Lee, Jr.	Manager

As for CORNERSTONE TRUST MANAGEMENT SERVICES LLC:

Signature	Title

/S/ FRANK MILLES Frank Milles	Chief Executive Officer, President, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

As for STONEMOR FLORIDA LLC and STONEMOR FLORIDA SUBSIDIARY LLC:

Signature	Title

/S/ KENNETH E. LEE, JR. Kenneth E. Lee, Jr.	President (Principal Executive Officer)

/S/ SEAN P. MCGRATH Sean McGrath	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

As for STONEMOR CALIFORNIA, INC., SIERRA VIEW MEMORIAL PARK and STONEMOR CALIFORNIA SUBSIDIARY, INC.:

Signature	Title

/S/ LAWRENCE MILLER Lawrence Miller	Chairman and Assistant Secretary (Principal Executive Officer)

/S/ SEAN P. MCGRATH Sean McGrath	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

As for ALLEGHANY MEMORIAL PARK SUBSIDIARY, INC., ALTAVISTA MEMORIAL PARK SUBSIDIARY, INC., ARLINGTON DEVELOPMENT COMPANY, AUGUSTA MEMORIAL PARK PERPETUAL CARE COMPANY, BIRCHLAWN BURIAL PARK SUBSIDIARY, INC., BRONSWOOD CEMETERY, INC., CEDAR HILL FUNERAL HOME, INC., CEMETERY INVESTMENTS SUBSIDIARY, INC., CHAPEL HILL ASSOCIATES, INC., CHAPEL HILL FUNERAL HOME, INC., COLUMBIA MEMORIAL PARK SUBSIDIARY, INC., CORNERSTONE FAMILY INSURANCE SERVICES, INC., CORNERSTONE FAMILY SERVICES OF NEW JERSEY, INC., COVENANT ACQUISITION SUBSIDIARY, INC., COVINGTON MEMORIAL FUNERAL HOME, INC., COVINGTON MEMORIAL GARDENS, INC., ELOISE B. KYPER FUNERAL HOME, INC., FOREST LAWN GARDENS, INC., FOREST LAWN MEMORIAL CHAPEL, INC., FOREST LAWN MEMORY GARDENS, INC., GLEN HAVEN MEMORIAL PARK SUBSIDIARY, INC., HENRY MEMORIAL PARK SUBSIDIARY, INC., KIRIS SUBSIDIARY, INC., KIRK & NICE, INC. AND KIRK & NICE SUBURBAN CHAPEL, INC., LAKEWOOD/HAMILTON CEMETERY SUBSIDIARY, INC., LAKEWOOD MEMORY GARDENS SOUTH SUBSIDIARY, INC., LAUREL HILL MEMORIAL PARK SUBSIDIARY, INC., LAURELWOOD HOLDING COMPANY, LEGACY ESTATES, INC., LOEWEN [VIRGINIA] SUBSIDIARY, INC., LORRAINE PARK CEMETERY SUBSIDIARY, INC., MODERN PARK DEVELOPMENT SUBSIDIARY, INC., OAK HILL CEMETERY SUBSIDIARY, INC., OSIRIS HOLDING FINANCE COMPANY, OSIRIS HOLDING OF RHODE ISLAND SUBSIDIARY, INC., OSIRIS MANAGEMENT, INC., OSIRIS TELEMARKETING CORP., PERPETUAL GARDENS.COM, INC., PRINCE GEORGE CEMETERY CORPORATION, PVD ACQUISITIONS SUBSIDIARY, INC., ROCKBRIDGE MEMORIAL GARDENS SUBSIDIARY COMPANY, ROSE LAWN CEMETERIES SUBSIDIARY, INCORPORATED, ROSELAWN DEVELOPMENT SUBSIDIARY CORPORATION, RUSSELL MEMORIAL CEMETERY SUBSIDIARY, INC., SHENANDOAH MEMORIAL PARK SUBSIDIARY, INC., SOUTHERN MEMORIAL SALES SUBSIDIARY, INC., SPRINGHILL MEMORY GARDENS SUBSIDIARY, INC., STAR CITY MEMORIAL SALES SUBSIDIARY, INC., STEPHEN R. HAKY FUNERAL HOME, INC., STITHAM SUBSIDIARY, INCORPORATED, STONEMOR ALABAMA

SUBSIDIARY, INC., STONEMOR GEORGIA SUBSIDIARY, INC., STONEMOR HAWAII SUBSIDIARY, INC., STONEMOR NORTH CAROLINA FUNERAL SERVICES, INC., STONEMOR OHIO SUBSIDIARY, INC., STONEMOR PUERTO RICO CEMETERY AND FUNERAL, INC. (FORMERLY SCI PUERTO RICO FUNERAL AND CEMETERY SERVICES, INC.), STONEMOR TENNESSEE SUBSIDIARY, INC., STONEMOR WASHINGTON, INC., SUNSET MEMORIAL GARDENS SUBSIDIARY, INC., SUNSET MEMORIAL PARK SUBSIDIARY, INC., TEMPLE HILL SUBSIDIARY CORPORATION, THE VALHALLA CEMETERY SUBSIDIARY CORPORATION, VIRGINIA MEMORIAL SERVICE SUBSIDIARY CORPORATION, W N C SUBSIDIARY, INC., WICOMICO MEMORIAL PARKS SUBSIDIARY, INC., WILLOWBROOK MANAGEMENT CORP., ALLEGHANY MEMORIAL PARK LLC, ALTAVISTA MEMORIAL PARK LLC, BIRCHLAWN BURIAL PARK LLC, CEMETERY INVESTMENTS LLC, CEMETERY MANAGEMENT SERVICES, L.L.C., CEMETERY MANAGEMENT SERVICES OF OHIO, L.L.C., CMS WEST LLC, CMS WEST SUBSIDIARY LLC, COLUMBIA MEMORIAL PARK LLC, CORNERSTONE FAMILY SERVICES OF WEST VIRGINIA LLC, CORNERSTONE FUNERAL AND CREMATION SERVICES LLC, COVENANT ACQUISITION LLC, GLEN HAVEN MEMORIAL PARK LLC, HENLOPEN MEMORIAL PARK LLC, HENLOPEN MEMORIAL PARK SUBSIDIARY LLC, HENRY MEMORIAL PARK LLC, JUNIATA MEMORIAL PARK LLC, KIRIS LLC, LAKEWOOD/HAMILTON CEMETERY LLC, LAKEWOOD MEMORY GARDENS SOUTH LLC, LAUREL HILL MEMORIAL PARK LLC, LOEWEN [VIRGINIA] LLC, LORRAINE PARK CEMETERY LLC, MODERN PARK DEVELOPMENT LLC, OAK HILL CEMETERY LLC, OSIRIS HOLDING OF MARYLAND LLC, OSIRIS HOLDING OF MARYLAND SUBSIDIARY, INC., OSIRIS HOLDING OF PENNSYLVANIA LLC, OSIRIS HOLDING OF RHODE ISLAND LLC, PLYMOUTH WAREHOUSE FACILITIES LLC, PVD ACQUISITIONS LLC, ROCKBRIDGE MEMORIAL GARDENS LLC, ROLLING GREEN MEMORIAL PARK LLC, ROSE LAWN CEMETERIES LLC, ROSELAWN DEVELOPMENT LLC, RUSSELL MEMORIAL CEMETERY LLC, SHENANDOAH MEMORIAL PARK LLC, SOUTHERN MEMORIAL SALES LLC, SPRINGHILL MEMORY GARDENS LLC, STAR CITY MEMORIAL SALES LLC, STITHAM LLC, STONEMOR ALABAMA LLC, STONEMOR ARKANSAS SUBSIDIARY LLC, STONEMOR CEMETERY PRODUCTS LLC, STONEMOR COLORADO LLC, STONEMOR COLORADO SUBSIDIARY LLC, STONEMOR GEORGIA LLC, STONEMOR HAWAII LLC, STONEMOR HAWAIIAN JOINT VENTURE GROUP LLC, STONEMOR HOLDING OF PENNSYLVANIA LLC, STONEMOR ILLINOIS LLC, STONEMOR ILLINOIS SUBSIDIARY LLC, STONEMOR INDIANA LLC, STONEMOR INDIANA SUBSIDIARY LLC, STONEMOR IOWA LLC, STONEMOR IOWA SUBSIDIARY LLC, STONEMOR KANSAS LLC, STONEMOR KANSAS SUBSIDIARY LLC, STONEMOR KENTUCKY LLC, STONEMOR KENTUCKY SUBSIDIARY LLC, STONEMOR MICHIGAN LLC, STONEMOR MICHIGAN SUBSIDIARY LLC, STONEMOR MISSISSIPPI LLC, STONEMOR MISSISSIPPI SUBSIDIARY LLC, STONEMOR MISSOURI LLC, STONEMOR MISSOURI SUBSIDIARY LLC, STONEMOR NORTH CAROLINA LLC, STONEMOR NORTH CAROLINA SUBSIDIARY LLC, STONEMOR OHIO LLC, STONEMOR OKLAHOMA LLC, STONEMOR OKLAHOMA SUBSIDIARY LLC, STONEMOR OREGON LLC, STONEMOR OREGON SUBSIDIARY LLC, STONEMOR PENNSYLVANIA LLC, STONEMOR PENNSYLVANIA SUBSIDIARY LLC, STONEMOR PUERTO RICO LLC, STONEMOR PUERTO RICO SUBSIDIARY LLC, STONEMOR SOUTH CAROLINA LLC, STONEMOR SOUTH CAROLINA SUBSIDIARY LLC, STONEMOR WASHINGTON SUBSIDIARY LLC, SUNSET MEMORIAL GARDENS LLC, SUNSET MEMORIAL PARK LLC, TEMPLE HILL LLC, THE VALHALLA CEMETERY COMPANY LLC, TIOGA COUNTY MEMORIAL GARDENS LLC, VIRGINIA MEMORIAL SERVICE LLC, WNCI LLC, WICOMICO MEMORIAL PARKS LLC and WOODLAWN MEMORIAL PARK SUBSIDIARY LLC:

Signature	Title

/S/ DAVID MEYERS David Meyers	President and Chief Executive Officer (Principal Executive Officer)

/S/ SEAN P. MCGRATH Sean McGrath	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
1.1***	Form of Underwriting Agreement

3.1*	Certificate of Limited Partnership of StoneMor Partners L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 2004)

3.2*	Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of September 9, 2008 (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on September 15, 2008)

3.3**	Certificate of Incorporation of Cornerstone Family Services of West Virginia Subsidiary, Inc.

3.4**	Bylaws of Cornerstone Family Services of West Virginia Subsidiary, Inc.

4.1*	Indenture, dated as of May 28, 2013, by and among StoneMor Partners L.P., Cornerstone Family Services of West Virginia Subsidiary, Inc., the guarantors named therein and Wilmington Trust, National Association, including Form of 7 7⁄8% Senior Note due 2021 (incorporated by reference to Exhibit 4.2 of Registrant’s Current Report on Form 8-K filed on May 28, 2013)

4.2*	Supplemental Indenture No. 1, dated as of August 8, 2014, by and among Kirk & Nice, Inc., Kirk & Nice Suburban Chapel, Inc., StoneMor Operating LLC, and Osiris Holding of Maryland Subsidiary, Inc., subsidiaries of StoneMor Partners L.P. (or its successor), and Cornerstone Family Services of West Virginia Subsidiary, Inc., the Guarantors under the Indenture, dated as of May 28, 2013, and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 10.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014)

4.3**	Form of Senior Indenture

4.4**	Form of Subordinated Indenture

5.1**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

5.2**	Opinion of Spilman, Thomas and Battle, PLLC, as to the legality of the securities being registered

8.1**	Opinion of Vinson & Elkins L.L.P. as to certain tax matters

12.1**	Computation of ratio of earnings to fixed charges

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1)

24.1**	Powers of Attorney (included on the signature pages to this registration statement)

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture governing the 7 7⁄8% senior notes due 2021

25.2****	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture

25.3****	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*	Incorporated by reference, as indicated.
**	Filed herewith.
***	To be filed as an Exhibit to a Current Report on Form 8-K or in a post-effective amendment to this registration statement.
****	To be filed later in accordance with subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended.